UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Ranger Energy Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RANGER
ENERGY SERVICES

WE GENERATE POSITIVE ENERGY

NOTICE OF
2025 ANNUAL MEETING
AND PROXY STATEMENT

Letter to Stockholders

Dear Stockholders,

We are pleased to invite you to the 2025 Annual Meeting of Stockholders of Ranger Energy Services, Inc., which will be held virtually on May 9, 2025, at 10:00 a.m. Central Daylight Time. This year, we continue to embrace the convenience and accessibility of a virtual meeting format, allowing our stockholders to participate from any location.

2024 Performance Highlights

2024 was a year of significant achievements and resilience for Ranger Energy Services. Despite facing industry headwinds, we delivered another strong year of performance, with full year revenue of $571.1 million, Adjusted EBITDA1 of $78.9 million, and Free Cash Flow1 of $50.4 million. Our strategic initiatives and operational efficiencies have positioned us well for sustainable growth and value creation.

Key Achievements:

•Financial Performance: We achieved record revenue and EBITDA in our High Specification Rigs and Processing Solutions and Ancillary Services, reflecting our strong operational execution and market positioning.
•Operational Excellence: Our commitment to safety, efficiency, and innovation has driven improvements across our service lines.
•Capital Returns: We returned over 40% of 2024 Free Cash Flow to investors through dividends and share repurchases, far exceeding our minimum commitment.
•Safety. We achieved our best Total Recordable Incident Rate (“TRIR”) rating in company history.

Lastly, we have been firmly committed to increasing stockholder outreach and increasing visibility to the Ranger value proposition to the market. We were very pleased that those efforts yielded strong results in 2024 with remarkable stock performance growth during the year reflecting our commitment to operational excellence and a culture of prudent capital management.

Looking Ahead

As we move into 2025, we remain focused on executing our strategic plan, which includes enhancing our service capabilities, expanding our customer base, and driving operational efficiencies. Our financial strength and disciplined approach position us to do well in 2025. We are confident that our dedicated team, robust business model, and strategic vision will continue to deliver value to our stockholders.

On behalf of the Board of Directors and our entire team, thank you for your continued support and confidence in Ranger Energy Services. We look forward to your participation in the Annual Meeting.

Sincerely,
Stuart N. Bodden
President and Chief Executive Officer
Ranger Energy Services, Inc.
1 Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please refer to Annex A for more information about these measures, as well as a reconciliation of GAAP to non-GAAP financial measures.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHEN	Friday, May 9, 2025 10:00 am CDT	WHO CAN VOTE	Holders of RNGR Class A Common Stock at the close of business on March 12, 2025

VIRTUAL MEETING ACCESS	To attend, register in advance at www.proxydocs.com/RNGR	DATE OF MAILING	A Notice of Internet Availability of Proxy Materials will be mailed on or about March 28, 2025

Agenda		Board Vote Recommendation	For Further Details
Proposal 1	To elect Class I directors, Michael C. Kearney and Krishna Shivram, to hold office until the 2028 Annual Meeting.	“FOR” each director nominee listed in Proposal 1	Page 6
Proposal 2	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2025.	“FOR”	Page 16
Proposal 3	To provide non-binding approval of our executive compensation for 2024.	“FOR”	Page 27
Proposal 4	To approve an amendment and restatement of the Ranger Energy Services, Inc. 2017 Long-Term Incentive Plan.	“FOR”	Page 28
Such other business as may properly be presented at the meeting.
The Board of Directors of Ranger Energy Services, Inc. (the "Company," "Ranger," "we," "us" or "our") has set March 12, 2025 as the record date (the “Record Date”). All stockholders who hold Class A common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the 2025 Annual Meeting of Stockholders (“Annual Meeting”)or any adjournments thereof.
The purpose of the Annual Meeting is to consider and take action on the proposals stated above and discussed more thoroughly in the proxy materials. We are holding the Annual Meeting in a virtual-only format this year. To attend the Annual Meeting online, vote or submit questions, stockholders of record will need to go to the meeting website listed above and log in using the control number included on the proxy card. Beneficial owners should review these proxy materials and follow instructions provided by their bank, broker or other nominee in order to be able to attend, participate in or vote at the annual meeting.
If you wish to submit a question, you may do so at the time of meeting registration by logging into the virtual meeting website at www.proxydocs.com/RNGR. Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page.
We encourage you to review these proxy materials and vote your shares before the Annual Meeting. Your vote is important.

HOW TO VOTE IN ADVANCE
Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods:
Justin Whitley General Counsel and Corporate Secretary	INTERNET: www.proxypush.com/RNGR

Houston, Texas March 28, 2025	TELEPHONE: 1-866-307-0791

MAIL: Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2025

This notice, the accompanying Proxy Statement, proxy card and 2024 Annual Report on Form 10-K are available at www.proxydocs.com/RNGR

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PROXY STATEMENT SUMMARY

DATE AND TIME	LOCATION	RECORD DATE
May 9, 2025	Online at	March 12, 2025
10:00 am CDT	www.proxydocs.com/RNGR

Agenda		Board Vote Recommendation	For Further Details
Proposal 1	To elect Class I directors, Michael C. Kearney and Krishna Shivram, to hold office until the 2028 Annual Meeting.	“FOR” each director nominee listed in Proposal 1	Page 6
Proposal 2	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2025.	“FOR”	Page 16
Proposal 3	To provide non-binding approval of our executive compensation for 2024.	“FOR”	Page 27
Proposal 4	To approve an amendment and restatement of the Ranger Energy Services, Inc. 2017 Long-Term Incentive Plan.	“FOR”	Page 28
Such other business as may properly be presented at the meeting.
COMPANY OVERVIEW AND BUSINESS STRATEGY
Ranger is one of the largest providers of onshore high specification well service rigs, cased hole wireline services, and processing solutions and ancillary services in the U.S. oil and gas industry. Our services provide an extensive range of well site services throughout the lifecycle of a well, including the completion, production, maintenance, intervention, workover and abandonment phases.
Our business strategy revolves around leveraging technological innovation, expanding service offerings, and maintaining a strong commitment to sustainability. By targeting key markets and continuously improving operational efficiency, Ranger aims to strengthen its market position and drive long-term growth.
During the last four years, the Company has placed significant focus on acquiring and integrating assets and associated operations. Through these acquisitions and their subsequent integrations, Ranger has continued to refine its business strategies and processes to focus on the performance of the Company and anticipates that acquisitions will continue to play a key role in the business going forward.
2024 IN REVIEW

Repurchased	Paid Dividends of	Free Cash Flow[1]	Revenue
1.5 M	$4.5 M	$50.4 M	$571.1 M
shares of Class A Common Stock
1 Free Cash Flow is a non-GAAP financial measure. Please refer to Annex A for more information about thise measures, as well as a reconciliation of GAAP to non-GAAP financial measures.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
Ranger was awarded the ESG Plus badge by ISNetworld. The ESG Plus badge recognizes companies that adhere to ESG policies, principles and initiatives. ISNetworld provides a contractor management database tool where clients can verify contractor qualifications.
Ranger has contributed over $50,000 to charitable organizations such as Military Warriors Support Foundation, United Way, the Salvation Army, and various local charities in the cities where we operate. Most recently, we have partnered with redM, a Houston-based non-profit founded in 2018 to tackle human trafficking.
For more information on our Environmental, Social and Governance initiatives, please see our most recent Sustainability report on www.rangerenergy.com. This Proxy Statement includes website addresses and references to additional materials found on those websites, including www.rangerenergy.com. These websites and materials are not incorporated by reference herein.
RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |1

DIRECTOR NOMINEES

Name	Age	Title	Audit	Compensation	Nominating and Governance
Michael C. Kearney	76	Chairman of the Board Class I Director			Chair
Krishna Shivram	62	Class I Director	Member	Chair
ALL OTHER DIRECTORS

Name	Age	Title	Audit	Compensation	Nominating and Governance
Directors
Stuart N. Bodden	55	Class II Director (term expires 2026)
Sean Woolverton	55	Class II Director (term expires 2026)	Member	Member
Brett T. Agee	51	Class III Director (term expires 2027)		Member	Member
Carla Mashinski	62	Class III Director (term expires 2027)	Chair		Member
BOARD COMPOSITION

Gender/Racial Diversity	Independence	Board Refreshment	Average Age	Industry Experience
33%	5 of 6	2	60	83%
		new directors in 2024
RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |2

GENERAL INFORMATION
Recommendation of the Board
The Board recommends that you vote FOR each of the nominees to be elected as a Class I director to the Board (Proposal One), FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal Two), FOR the resolution approving the compensation of our executives as disclosed in this proxy (Proposal Three), and FOR the resolution approving an amendment and restatement of the LTIP (Proposal Four) .
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2025: Annual Report, Notice & Proxy Statement and Proxy Card are available at www.proxydocs.com/RNGR
Pursuant to the “notice and access” rules adopted by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials via the internet. The approximate date on which this Proxy Statement, accompanying Notice and proxy card and the Company’s 2024 Annual Report on Form 10-K are first being made available to stockholders at www.proxydocs.com/RNGR is March 28, 2025. The Notice will be sent to all stockholders of record as of March 12, 2025 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you revoke it or are no longer eligible to receive proxy materials under SEC rules.
Our 2024 Annual Report on Form 10-K and this Proxy Statement are available at www.proxydocs.com/RNGR.
Voting at the Annual Meeting
The Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), is the only class of securities that entitle holders to vote at meetings of the Company’s stockholders. Each share of Class A Common Stock outstanding on the Record Date entitles the holder to one vote at the Annual Meeting. To participate, vote or submit questions, you will receive further instructions via e-mail, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Stockholders may vote and submit questions during the Annual Meeting via live webcast.
If, on the Record Date, you hold shares of our Class A Common Stock that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. BetaNXT (formerly known as Mediant, Inc.) is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote virtually at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting virtually, you may vote via the internet by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card, or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the internet, telephone or by completing and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (1) delivering a written notice of revocation addressed to Ranger Energy Services, Inc., Attn: Melissa Cougle, 10350 Richmond Ave., Suite 550, Houston, Texas 77042; (2) properly submitting a duly executed proxy bearing a later date; (3) voting again by internet or telephone prior to the Annual Meeting; or (4) attending the Annual Meeting and voting virtually. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.
If, on the Record Date, you hold shares of our Class A Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. The nominee that holds your shares, however, is considered the stockholder
RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |3

of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares virtually at the Annual Meeting unless a legal proxy from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date is obtained. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.
If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner, and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, broker and other nominees cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares are voted.
A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 10350 Richmond Ave., Suite 550, Houston, Texas 77042, for a period of ten days prior to the date of our Annual Meeting. You may also examine our stockholder list during the Annual Meeting by following instructions provided on the Annual Meeting website, which may be accessed at www.proxydocs.com/RNGR.
Quorum Requirement for the Annual Meeting
The presence at the Annual Meeting, whether virtually or by valid proxy, of the persons holding a majority of shares of Class A Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 22,975,474 shares of Class A Common Stock held by approximately 78 stockholders of record, which does not include stockholders whose shares are held in “street name.” Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum.
Required Votes
Election of Directors. Each nominated director will be elected by the affirmative vote of a plurality of the votes validly cast on the election of directors at the Annual Meeting. Neither broker non-votes nor WITHHOLD votes will have any effect on the outcome of the voting on election of directors.

Ratification of our independent registered public accounting firm. Approval of the proposal to ratify the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2025, requires the affirmative vote of the holders of at least a majority of the shares present, virtually or by proxy, and entitled to be voted at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.

Non-binding approval of executive compensation. Approval of the proposal for the non-binding approval of executive compensation requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.

Approval of an amendment and restatement of the LTIP. Approval of an amendment and restatement of the LTIP requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Solicitation of Proxies
Solicitation of proxies may be made via the internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Class A Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company
RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |4

has retained BetaNXT to provide various services relating to the proxies, including webhosting, printing, mailing and tabulating votes, for an aggregate fee of approximately $35,800. The Company will bear all costs of such services.
Default Voting
A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR each of the director nominees listed in Proposal ONE, FOR Proposal TWO, FOR Proposal THREE, and FOR Proposal FOUR.
If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |5

PROPOSAL ONE—ELECTION OF DIRECTORS
The Board of Directors currently consists of six directors. In accordance with the terms of our Certificate of Incorporation and our Amended and Restated Bylaws, the Board of Directors is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Each director elected to the Board of Directors will hold office until his or her successor has been elected and qualified or until the earlier of their death, resignation, disqualification or removal. The current members of the classes of our Board are divided as follows:
•Class I (if reelected, term expires 2028): Michael C. Kearney and Krishna Shivram
•Class II (term expires in 2026): Stuart N. Bodden and Sean Woolverton
•Class III (term will expire in 2027): Brett T. Agee and Carla Mashinski
The Board of Directors has nominated the following individuals for election as Class I directors of the Company, to serve until the 2028 Annual Meeting, and until their successor is elected and qualified or until the earlier of death, resignation or removal:
Michael C. Kearney
Krishna Shivram
Each of the above individuals are currently serving as a director of the Company. Biographical information for each individual is contained in the “Director Nominees” section.
The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.
Vote Required
The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast at the election. Neither WITHHOLD votes nor broker non-votes will have any effect on the outcome of voting on director elections.

The Board recommends a vote FOR the election of each nominee.

RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |6

DIRECTOR NOMINEES
The Company’s Board of Directors currently consists of six members, and if the stockholders elect the nominees to the Board as set forth in “Proposal One—Election of Directors” above, the Board will continue to consist of six members. The Board of Directors is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Each year, one class of directors will stand for re-election as their terms of office expire.
Nominees for Election to a Three-Year Term Expiring at the 2028 Annual Meeting of Stockholders

Michael C. Kearney
Michael C. Kearney has served as a member of our Board of Directors since July 2018. Mr. Kearney has over 25 years of upstream energy executive and board experience, principally in the oil services sector. Mr. Kearney currently serves as a non-executive director of Expro Group Holdings N.V.’s (XPRO) a position he has held with Expro and predecessor company Frank’s International N.V. since 2013. Mr. Kearney served as President and Chief Executive Officer of Frank's from September 2017 until October 2021. Mr. Kearney served on Frank’s Supervisory Board in various roles since 2013 including Chairman (2015-2021), Lead Supervisory Director (2014-2015), Audit Committee member (2013-2017), and Compensation Committee member (2014-2016). Mr. Kearney previously served as President and Chief Executive Officer of DeepFlex Inc., a privately held oilfield services company that was engaged in the manufacture of flexible composite pipe used in offshore oil and gas production, from September 2009 until June 2013, and served as the Chief Financial Officer of DeepFlex Inc. from January 2008 until September 2009. Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President-Administration of Hydril Company. In addition to his executive experience, Mr. Kearney’s oilfield services experience extends to serving on the board of directors of Core Laboratories Inc. from 2004 until 2017, most recently as its Lead Director, and serving on the board of directors and Audit Committee of Fairmount Santrol from 2015 until its merger with Unimin Corporation in 2018.

Chairman of the Board
Independent Director
Age 76
Committees: Nominating and Governance (Chair)
Director Since 2018
Other Public Company Boards: Expro Group Holdings, N.V.
Education: Mr. Kearney received a Bachelor of Business Administration degree from Texas A&M University, as well as a Master of Science degree in Accountancy from the University of Houston.
Skills/Qualifications: Mr. Kearney was selected as a director because of his experience in the oil and gas industry and his experience serving on the board of directors of other companies.

Krishna Shivram
Krishna Shivram currently serves as Managing Partner of Veritec Capital Partners, a private capital firm focused on making investments in energy technology businesses in addition to decarbonization and energy transition targets. Mr. Shivram also currently serves on the board of directors of Allison Transmission Holdings Inc., a leader in automatic transmission systems for large commercial vehicles and for military uses. Mr. Shivram served as Chief Executive Officer of Sentinel Energy Services Inc., from 2017 to 2020 and director from 2017 to 2023. Mr. Shivram served as the Executive Vice President and Chief Financial Officer of Weatherford International plc (WFRD) from November 2013 to November 2016, and as interim Chief Executive Officer of Weatherford from November 2016 to March 2017, subsequent to which he evaluated potential opportunities prior to joining us. Immediately prior to joining Weatherford, Mr. Shivram served as Vice President and Treasurer of Schlumberger Ltd. (SLB) beginning in January 2011. Prior to his serving as Vice President and Treasurer, Mr. Shivram held a number of senior management positions at Schlumberger, including Controller—Drilling Group from May 2010 to January 2011, Manager—Mergers and Acquisitions from May 2009 to April 2010 and Controller—Oilfield Services from August 2006 to April 2009.

Independent Director
Age 62
Committees: Compensation (Chair) Audit
Director Since 2017
Other Public Company Boards: Allison Transmission Holdings Inc. Stem, Inc.
Education: Mr. Shivram received a Bachelor of Science degree from Sydenham College in India.

Skills/Qualifications: Mr. Shivram is a Chartered Accountant, and we believe that his experience in financial accounting, income taxes and treasury operations, along with a strong background in corporate finance and mergers and acquisitions, bring important and valuable skills to our Board of Directors.

RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |7

Directors Continuing in Office until the 2026 Annual Meeting of Stockholders

Stuart N. Bodden
Stuart Bodden has served as our President and Chief Executive Officer since September 2021. Mr. Bodden has over 20 years of experience in various executive roles in the oil and gas industry. Prior to joining the Company in September 2021, Mr. Bodden was President and Chief Executive Officer at Express Energy Services in Houston from 2016 to 2021. Mr. Bodden served as President Director for Pacific Oil and Gas in Singapore, which was later purchased by Pacific Energy Corporation Limited, from February 2010 to January 2012, where he led the upstream business and oversaw production and development of oil and gas assets, coal exploration in Sumatra and the creation of a new power business. Mr. Bodden was a Partner at McKinsey & Company in the Houston and Singapore offices, where he led projects in the oilfield services and upstream oil and gas sectors during his 10+ year tenure. He currently serves on the boards of directors BioSqueeze Inc. and Bridger Photonics.

President, CEO and Director
Age 55
Committees: None
Director Since 2021
Other Public Company Boards: None
Education: Mr. Bodden received his Bachelor of Science degree from Brown University and his Master of Business Administration from The University of Texas, Austin.

Skills/Qualifications: Mr. Bodden’s experience in executive positions in the oil and gas industry financial accounting, income taxes and treasury operations, along with a strong background in corporate finance and mergers and acquisitions, bring important and valuable skills to our Board of Directors.

Sean Woolverton
Sean Woolverton served as the Chief Executive Officer and member of the Board of Directors of SilverBow Resources, Inc. (SBOW) from March 2017 to July 2024. Prior to his role at SilverBow, he worked at Samson Resources from 2013 to 2017, holding a series of positions, including the role of Chief Operating Officer. From 2007 to 2013, he served in a number of capacities of increasing responsibility at Chesapeake Energy Corporation. Earlier in his career, Mr. Woolverton held multiple engineering and management roles at Encana Corporation and Burlington Resources.

Independent Director
Age 55
Committees: Audit Compensation
Director Since 2024	Education: Mr. Woolverton received his Bachelor of Science degree in Petroleum Engineering from Montana Tech.
Other Public Company Boards: None	Skills/Qualifications: We believe Mr. Woolverton’s CEO experience, his board service, and his petroleum engineering background brings a valuable addition to our Board of Directors.

RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |8

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Brett T. Agee
Brett T. Agee served as the Chief Executive Officer of Ranger Energy Services, LLC (“Ranger Services”) from 2016 to 2017 and has, since 2011, served as President and Chief Executive Officer of Bayou Wells Holdings Company, LLC. Prior to joining us, Mr. Agee served as the Chief Executive Officer of Bayou Well Services, LLC (“Bayou Services”) from its founding in 2009 until our acquisition thereof in 2016.

Independent Director
Age 51
Committees:
Compensation Nominating and Governance	Education: Mr. Agee holds a Bachelor of Science in Geography from Texas A&M University’s College of Geosciences.
Director Since 2017
Skills/Qualifications: We believe that Mr. Agee’s extensive experience in the energy industry and with Bayou Holdings and Bayou Services, as well as his substantial business, leadership and management experience, brings important and valuable skills to our Board of Directors.

Other Public Company Boards: None

Carla Mashinski
Carla Mashinski served as Chief Financial Officer of Cameron LNG, a natural gas liquefaction terminal near the Gulf of Mexico since July 2015; effective February 2017, her title was expanded to Chief Financial and Administrative Officer until her retirement in May 2022. From 2014 to July 2015, she served as Chief Financial Officer and Vice President of Finance and Information Management for the North America Operation of SASOL, an international integrated energy company. Ms. Mashinski has more than 35 years of experience working for a number of diverse energy companies, including Shell Oil Company, Duke Energy, GulfMark Offshore, SBM Offshore, and Sasol Limited. She currently serves as a director and Audit Committee chair of Primoris Services Corporation (PRIM) and BKV Corporation (BKV). She previously served on the boards of Unit Corporation (UNT) and CARBO Ceramics. She was recognized by WomenInc. as one of the Most Influential Corporate Board Directors of 2019; received the 2020 Breakthrough Award from Greater Houston Women’s Chamber of Commerce and 2020 Top 50 Most Powerful Women in Oil and Gas.

Independent Director
Age 62
Committees: Audit (Chair) Nominating and Governance
Director Since 2024
Other Public Company Boards: Primoris Services Corporation BKV Corporation

Education: Ms. Mashinski is a Certified Public Accountant and Certified Project Management Professional with a Bachelor’s degree in Accounting from the University of Tennessee at Knoxville and an Executive Master of Business Administration from the University of Texas at Dallas.

Certifications: Ms. Mashinski is NACD Directorship Certified by the National Association of Corporate Directors. She holds a CERT Certification in Cybersecurity Oversight issued by the Software Engineering Institute of Carnegie Mellon University.

Skills/Qualifications: We believe Ms. Mashinski’s oil and gas experience, financial background, and board member service brings diversity, expertise, and knowledge to our Board of Directors.

RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |9

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following principal subjects:
•the size of the Board of Directors;
•qualifications and independence standards for the Board of Directors;
•director responsibilities;
•Board leadership;
•meetings of the Board and of non-management directors;
•committee functions and independence of committee members;
•compensation of the Board of Directors;
•self-evaluation and succession planning;
•ethics and conflicts of interest (a copy of the current “Code of Business Conduct and Ethics” is posted on the Company’s website at www.rangerenergy.com);
•stockholder communications with directors; and
•access to senior management and to independent advisors.
The Corporate Governance Guidelines are posted on the Company’s website at www.rangerenergy.com. The Corporate Governance Guidelines are reviewed annually and any proposed additions to, or amendments of, the Corporate Governance Guidelines will be presented to the Board of Directors for its approval. The Corporate Governance Guidelines were last reviewed and amended in October 2024.
The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.
Board Leadership
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board’s leadership structure on an annual basis.
The positions of Chairman of the Board and Chief Executive Officer are held by two different individuals. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management. The Chairman of the Board provides leadership to our Board of Directors and works with the Board of Directors to define its structure and activities in the fulfillment of its responsibilities.
Five out of six of our directors are independent under NYSE rules (Mr. Bodden, as an employee director, is not considered independent), all members of the Company’s Audit Committee are independent under SEC regulations for Audit Committee members, and all members of the Company’s Compensation and Nominating and Governance Committee are non-employee and independent directors under the applicable NYSE listing standards and SEC regulations for the members of those committees. By meeting in executive sessions on a regular basis, the Company’s independent directors have the opportunity to identify and evaluate issues facing us, engaging in candid dialogue without management being present. The Board reevaluates the efficacy of its leadership structure at least annually.
Identification of Director Candidates
    It is the responsibility of the Nominating and Governance Committee of the Board of Directors to identify, evaluate and recommend nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Governance Committee endeavors to
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recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other relevant fields; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.
While the Nominating and Governance Committee does not have a formal policy on diversity, it endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas and oilfield services industries, accounting and investment analysis, and legal and corporate governance, among other areas.
In identifying potential director candidates, the Nominating and Governance Committee solicits recommendations from existing directors and senior management, to be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below under “Stockholder Proposals and Director Nominations for 2026 Annual Meeting of Stockholders.” The Nominating and Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.
Communications with the Board of Directors
Stockholders or other interested parties may contact any director, any committee of the Board or our non-management directors as a group, by writing to them c/o Melissa Cougle, Ranger Energy Services, Inc., 10350 Richmond Ave., Suite 550, Houston, Texas 77042. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded, as appropriate, to the members of the Board.
Director Independence
The Company’s standards for determining director independence require the assessment of the directors’ independence each year. A director cannot be considered independent unless the Nominating and Governance Committee and the Board of Directors affirmatively determine that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.
The Nominating and Governance Committee and Board of Directors has assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the NYSE and have affirmatively determined that Ms. Mashinski and Messrs. Agee, Kearney, Shivram, and Woolverton are independent under such standards.
In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that: (i) Ms. Mashinski and Messrs. Kearney, Shivram, and Woolverton are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee; (ii) Ms. Mashinski and Messrs. Kearney and Agee are independent under the standards set forth by the NYSE applicable to members of the Nominating and Governance Committee; and (iii) Messrs. Shivram, Woolverton, and Agee are independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.
Financial Literacy of Audit Committee and Designation of Financial Experts
The Nominating and Governance Committee of the Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate and that Ms. Mashinski and Mr. Shivram satisfy the definition of “audit committee financial expert” as defined by the SEC. During the year ended December 31, 2024, the members of the Audit Committee were Ms. Mashinski (Chairman), Messrs. Shivram and Woolverton.
Oversight of Risk Management
The Board of Directors as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:
•oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;
•reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans;
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•oversees management of the Company’s indirect exposure to commodity price fluctuations through regular review with executive management;
•monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and
•has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.
The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accounting firm report regularly to the Audit Committee on those subjects. The Audit Committee is also responsible for overseeing enterprise risk management, including cybersecurity.
    The Company’s Compensation Committee is responsible for overseeing the Company’s overall compensation programs and policies for employees as they relate to risk management and risk-taking initiatives.
Stock Ownership and Retention Guidelines for Officers and Directors
The Board adopted Stock Ownership and Retention Guidelines in October 2024 for Directors (at five times the annual director cash retainer payment) and Named Executive Officers (at three times base salary). Stock ownership levels must be achieved within five years of the adoption of the guidelines or within five years of the individual’s first appointment, whichever is later.
Employee, Officer and Director Insider Trading Policy and Hedging
The Company has an insider trading policy governing the purchase, sale, and other dispositions of the Company’s securities that applies to all personnel, including directors, officers, employees, and certain other covered persons. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the insider trading policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
    Under the Company’s Insider Trading Policy, no director, officer or employee may engage in hedging or monetization transactions, whether director or indirect, involving the Company’s securities. Additionally, any such activities are prohibited regardless of whether they are in possession of material or non-public information. Transactions involving derivative securities, whether or not entered into for hedging or monetization purposes, may also create the appearance of impropriety in the event of any unusual activity in the underlying equity security.
Attendance at Annual Meetings
The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. A majority of the directors attended the 2024 Annual Meeting last year. We anticipate that a majority of our directors will attend the 2025 Annual Meeting.
MEETING ATTENDANCE AND COMMITTEES OF THE BOARD
The Board of Directors held seven meetings and its independent directors met in executive session three times during 2024. During 2024, our directors attended 98% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which each director served.
Directors are expected and encouraged to attend the Company’s annual meeting of stockholders, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.
Under the Company’s Corporate Governance Guidelines, Mr. Kearney, as Chairman of the Board, will preside at, and is responsible for preparing an agenda for, the meetings of the independent directors in executive session.
The Board of Directors currently have three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.
The Board of Directors, Audit Committee, Compensation Committee, and Nominating and Governance Committee each expect to meet a minimum of four times per calendar year in 2025 and in future years.
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Audit Committee. During the year ended December 31, 2024, the members of the Audit Committee were Ms. Mashinski, Messrs. Shivram and Woolverton. The Audit Committee held four meetings during 2024. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Audit Committee oversees, reviews, acts and reports on various auditing and accounting matters to the Board of Directors, including the selection of the Company’s independent registered public accounting firm, the scope of annual audits, fees to be paid to the independent registered accounting firm, the performance of the Company’s independent registered public accounting firm and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements, and is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks.
Compensation Committee. During the year ended December 31, 2024, Messrs. Shivram, Woolverton and Agee served as members of the Compensation Committee. The Compensation Committee held three meetings during the fiscal year ended December 31, 2024. Additional information regarding the functions performed by the Compensation Committee and its membership, as well as the Compensation Committee’s authority to delegate its responsibility to one or more subcommittees, is set forth in the “Compensation Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Compensation Committee reviews and approves all compensation of directors and executive officers, including salaries, bonuses and compensation plans, policies and programs of the Company and administers all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company. The Compensation Committee has the authority to hire a compensation consultant to assist the committee in fulfilling its duties. NFP Compensation Consulting (“NFP”), formerly known as Longnecker & Associates, was our Compensation Consultant for most of 2024. In November 2024, the Company hired Meridian Compensation Consultants, LLC (“Meridian”). Meridian is engaged by and reports directly to the Compensation Committee and advises the Compensation Committee on various executive compensation matters, including by conducting peer reviews, assessing the total compensation of the Company’s executive officers and all exempt-level employees, reviewing the Company’s annual incentive program and long-term incentive plan, assessing director compensation relative to the market, providing market research data analysis and survey information and preparing a report to the Compensation Committee. During 2024, both NFP and Meridian were determined to be independent under the applicable NYSE independence standards. The Compensation Committee periodically invites the Company’s CEO (also a member of the Board) and Vice President of Human Resources to observe discussions between Meridian and the Compensation Committee, and the CEO and Vice President of Human Resources provide performance input and historical compensation data about the Company’s Executive Vice President & CFO and Executive Vice President, Well Services when requested by the Compensation Committee. The Company’s management does not otherwise play any role in the determination of the amount or form of executive compensation, and it does not play any role in the determination of director compensation.
Nominating and Governance Committee. During the year ended December 31, 2024, Messrs. Kearney (Chairman), Agee, and Ms. Mashinski served as members of the Nominating and Governance Committee. The Nominating and Governance Committee was appointed by the Board of Directors in 2021 to assist in fulfilling the Board of Directors’ oversight responsibilities. The Nominating and Governance Committee held four meetings during the fiscal year ended December 31, 2024. Additional information regarding the functions performed by the Nominating and Governance Committee and its membership is set forth in the “Nominating and Governance Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Nominating and Governance Committee, amongst other responsibilities, identifies individuals qualified to be members of the Board of Directors and to recommend to the Board director nominees for the next annual meeting of stockholders, advises the Board about the appropriate composition of the Board and its Committees, recommends to the Board the directors to serve on each outstanding Committee, and oversees the development and implementation of management’s succession planning.
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2024, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer who served on our Board or our Compensation Committee and participated in deliberations of the Board or the Compensation Committee concerning executive officer compensation. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.
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DIRECTOR COMPENSATION
2024 Director Pay Components
Our current director compensation structure is described in the table below. All members of our Board of Directors are also reimbursed for certain reasonable expenses in connection with their services to us.

Description of Fees	Annualized Cash Compensation ($)	Annualized Equity Compensation ($)
Base Retainer	$75,000	—
Chairman of the Board	$30,000	—
Audit Committee Chair	$15,000	—
Other Committee Chairs	$10,000	—
Committee Member	$5,000	—
Restricted Stock Unit(1)	—	$100,000
(1)     The directors may elect within 30 days of the grant date to have their vested Restricted Stock Units (“RSUs”) settled in (1) 100% stock or (2) 70% stock and 30% cash (in which case the cash portion of the award is referred to as a “Restricted Cash Unit” or “RCU”).

2024 Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)	Chairman of the Board	Committee Chair	Committee Member	Stock Awards (2) ($)	Total ($)
Krishna Shivram	75,000		10,000	5,000	100,000	190,000
Michael C. Kearney	75,000	30,000	10,000		100,000	215,000
Brett T. Agee	75,000			10,000	100,000	185,000
Charles S. Leykum(3)	62,772				100,000	162,772
Carla Mashinski(4)	75,000		15,000	5,000	156,200	251,200
Sean Woolverton(4)	75,000			10,000	156,200	241,200
(1)    Represents the director cash retainer payments made during 2024.
(2)    Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for RSUs granted to our independent directors in 2024, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. OIn July 25, 2024, each of Messrs. Shivram, Kearney, Agee, and Leykum were granted 8,945 RSUs, and Ms. Mashinski and Mr. Woolverton were granted 13,971 RSUs; these RSUs had a fair value of $11.18 per share, which amount is based on the closing price of one share of our Class A Common Stock on the date prior to the Compensation Committee’s approval of the grant. For further discussion of the respective awards, please see “Note 10—Equity-Equity Based Compensation,” of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2024. The following table shows the aggregate number of stock awards outstanding for each director as of December 31, 2024.

Name	Restricted Stock Units Outstanding as of December 31, 2024	Restricted Cash Units Outstanding as of December 31, 2024	Total Awards Outstanding as of December 31, 2024
Krishna Shivram	8,945	—	8,945
Michael C. Kearney	6,262	2,683	8,945
Brett T. Agee	6,262	2,683	8,945
Charles S. Leykum(a)	—	—	—
Carla Mashinski	9,780	4,191	13,971
Sean Woolverton	9,780	4,191	13,971
(a)    See footnote (3), Mr. Leykum’s RSUs vested on an accelerated basis upon retirement from the Board of Directors.

(3)    Mr. Leykum retired from the Board of Directors effective November 1, 2024.
(4)     Ms. Mashinski and Mr. Woolverton joined the Board of Directors on January 1, 2024 and therefore received additional prorated awards of RSUs, as described in footnote (2) above, to cover the period from January to June.
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PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. The audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2024, was completed by Grant Thornton on March 4, 2025.
The Board of Directors is submitting the appointment of Grant Thornton for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Grant Thornton, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm. The Company expects representatives of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Grant Thornton does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.
Audit and Other Fees
The table below presents the aggregate fees billed by Grant Thornton in 2024 and 2023 and BDO USA, LLP in 2023, the Company’s independent registered public accounting firms for each respective year, for services provided in the last two fiscal years:

	2024	2023
Audit Fees (1)	$916,785	$936,248
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total	$916,785	$936,248
_______________________________________________
(1)     The audit fees consist of the aggregate fees paid for professional services rendered for (i) the audit of our annual financial statements included in our 2024 Annual Report on Form 10-K and (ii) a review of financial statements included in our Quarterly Reports on Form 10-Q.
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Grant Thornton’s audit, audit-related, tax and other services. For the year ended December 31, 2024, the Audit Committee pre-approved all of the audit services described above.
Vote Required
Approval of Proposal TWO requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST this Proposal. Broker non-votes are not taken into account in determining the outcome of this Proposal

The Board recommends a vote FOR the ratification of the appointment of Grant Thornton as the independent registered public accounting firm
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AUDIT COMMITTEE REPORT
The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of October 23, 2024, which is reviewed annually.
Management is responsible for our system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independence and performance of our independent registered public accounting firm, and (iv) enterprise risk management and cybersecurity.
The Audit Committee has reviewed and discussed with our management and the independent registered public accounting firm the audited consolidated financial statements in our 2024 Annual Report on Form 10-K including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our 2024 Annual Report on Form 10-K.

Audit Committee of the Board of Directors

Carla Mashinski, Chair of the Audit Committee Krishna Shivram, Member Sean Woolverton, Member
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EXECUTIVE COMPENSATION
The following discussion relates to the compensation of the individuals who served as our principal executive officer (“PEO”) and our two other most highly compensated executive officers, as determined under the rules of the SEC, based on compensation paid to or earned by such individuals for the fiscal year ended December 31, 2024. We are currently considered a “smaller reporting company” (as such term is defined in Item 10(f) of Regulation S-K) for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we have opted to comply with the executive compensation disclosure rules in Item 402(l)-(r) of Regulation S-K applicable to smaller reporting companies. Further, our reporting obligations generally extend only to the individuals who served as our PEO and our two other most highly compensated executive officers during fiscal year 2024. For the fiscal year ending December 31, 2024, these individuals are referred to as our “Named Executive Officers” or “NEOs,” as set forth below. The following sections provide compensation information pursuant to the scaled disclosure rules applicable to smaller reporting companies under the rules of the SEC, including reduced narrative and tabular disclosure obligations regarding executive compensation.
Executive Officers
In accordance with the foregoing, our NEOs for fiscal year 2024 were:

Name	Age	Current Principal Position
Stuart N. Bodden	55	President, Chief Executive Officer and Director
Melissa Cougle	48	Executive Vice President and Chief Financial Officer
J. Matthew Hooker	61	Executive Vice President, Well Services
Stuart N. Bodden—President, Chief Executive Officer and Director. Stuart Bodden has served as our President and Chief Executive Officer since September 2021. Mr. Bodden has over 20 years of experience in various executive roles in the oil and gas industry. Prior to joining the Company in September 2021, Mr. Bodden was President and Chief Executive Officer at Express Energy Services in Houston from 2016 to 2021. Mr. Bodden served as President Director for Pacific Oil and Gas in Singapore, which was later purchased by Pacific Energy Corporation Limited, from February 2010 to January 2012, where he led the upstream business and oversaw production and development of oil and gas assets, coal exploration in Sumatra and the creation of a new power business. Mr. Bodden was a Partner at McKinsey & Company in the Houston and Singapore offices, where he led projects in the oilfield services and upstream oil and gas sectors during his 10+ year tenure. He currently serves on the boards of directors of BioSqueeze Inc. and Bridger Photonics. Mr. Bodden received his Bachelor of Science degree from Brown University and his Master of Business Administration from The University of Texas, Austin.
Melissa Cougle—Executive Vice President and Chief Financial Officer. Melissa Cougle has served as our Executive Vice President and Chief Financial Officer since February 2025 and had the title of Chief Financial Officer from June 2022 to February 2025. Ms. Cougle has over 20 years of finance leadership experience in the energy and oilfield services industry, including CFO roles at Frank’s International N.V. (now Expro Group Holdings N.V.) from May 2019 to November 2021 and National Energy Services Reunited Corp. (NESR). Prior to her CFO roles, Ms. Cougle served in a variety of leadership roles at Ensco plc, and its predecessor organization, Pride International, for 13 years from 2005 to 2018 some of which included Vice President-Treasurer, Vice President-Integration, Director of Internal Audit, and Director of Finance and Administration. She currently serves on the board of Tidewater Incorporated (TDW) where she is Chair of the Audit Committee and a member of the Safety and Sustainability Committee as well as serving on the advisory board of the Energy Workforce & Technology Council. She brings a deep public company finance background including strategic planning, accounting, financial analysis, public company reporting and internal financial controls. Ms. Cougle received her Bachelor of Science degree from Louisiana State University and is a Certified Public Accountant. Ms. Cougle also holds her Directorship Certification from the National Association of Corporate Directors as well as an accreditation in Cybersecurity Oversight.
J. Matthew Hooker—Executive Vice President, Well Services. J. Matthew Hooker has served as our Executive Vice President, Well Services since February 2025 and had the title of Senior Vice President, Well Services from November 2018 to February 2025. He also served as our Chief Operating Officer from April 2017 to November 2018. Mr. Hooker served as the Senior Vice President of Business Development at Express Energy Services from July 2015 until January 2017, and as the Senior Vice President of Drilling Services from January 2012 to July 2015. Previously, Mr. Hooker worked at Latshaw Drilling as Vice President of Operations. Prior to that, he served as the North American Regional/Country Manager for Saxon Drilling LP. Mr. Hooker began his career at Nabors Well Services LTD, where he held various positions culminating as Vice President of US Operations.

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Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2024, 2023, and 2022.

Name and Principal Position	Year	Salary (1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	All other Compensation(4) ($)	Total ($)
Stuart N. Bodden	2024	564,808	354,962	2,006,053	23,678	2,949,501
President, Chief Executive Officer and Director	2023	538,462	335,674	2,016,322	15,077	2,905,535
	2022	500,000	480,000	771,986	1,280	1,753,266

Melissa Cougle	2024	412,000	281,634	706,899	12,320	1,412,853
Executive Vice President and Chief Financial Officer	2023	400,000	240,927	720,127	13,290	1,374,344
	2022	204,615	216,892	457,934	35	879,476

J. Matthew Hooker	2024	318,885	145,721	458,412	16,590	939,608
Executive Vice President, Well Services	2023	310,000	127,255	464,007	9,210	910,472
	2022	310,000	148,800	383,442	700	842,942
    ______________________________________________
(1)    Represents base salary earned during the respective fiscal year.
(2)    Represents one-time cash bonuses earned during the applicable fiscal year.
(3)     Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for the respective year. The Company issued performance-based restricted stock units (referred to as “Performance Stock Units” or “PSUs”) and restricted stock awards (“Restricted Stock”) during the respective fiscal year. The amounts reflected in this column represent the grant date fair value of the PSUs and Restricted Stock granted to the NEOs pursuant to the LTIP, computed in accordance with FASB ASC Topic 718. The value of the 2024 PSU awards on the grant date, assuming achievement of the maximum performance level of 200% would be: Mr. Bodden — $2,812,115; Ms. Cougle — $973,802; and Mr. Hooker — $610,831. For further discussion of the respective awards, please see Note 10—Equity-Equity Based Compensation of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2024 and “—Outstanding Equity Awards at 2024 Fiscal Year-End” below.
(4)    The below table presents details regarding all other compensation that was provided to our NEOs during 2024.

	Life Insurance Premiums	Company Contributions to 401(k) Plan	Company Contributions to HSA	Dividend Equivalents	Totals
Bodden	$258	$14,025	$1,108	$8,287	$23,678
Cougle	$90	$10,350	—	$1,880	$12,320
Hooker	$396	$13,800	—	$2,394	$16,590

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Pay versus Performance Table
The following table summarizes, with respect to our NEOs, information relating to compensation paid to our NEOs in comparison to certain Company performance metrics during the fiscal years ended December 31, 2024, 2023 and 2022.

Year(1)(2)	Summary Compensation Table Total for PEO ($) (Stuart N. Bodden)	Compensation actually paid to PEO ($) (Stuart N. Bodden)	Average Summary Compensation Table for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEOs ($)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)(3)	Net Income ($) (in Millions)
2024	2,949,501	5,869,951	1,176,231	2,030,052	153.65	18.4
2023	2,905,535	2,408,677	1,142,408	886,456	100.58	23.8
2022	1,753,266	2,256,881	867,939	319,532	107.21	15.1
(1)     The PEO(s) for each year are as follows:
2024: Stuart N. Bodden
2023: Stuart N. Bodden
2022: Stuart N. Bodden
(2)     The Non-PEO(s) for each year are as follows:
2024: Melissa K. Cougle, J. Matthew Hooker
2023: Melissa K. Cougle, J. Matthew Hooker
2022: Melissa K. Cougle, J. Matthew Hooker and J. Brandon Blossman
(3)     The Company calculates Total Shareholder Return (“TSR”) with a base investment of $100, including reinvestment of dividends, in a manner consistent with the stock performance graph disclosure requirements under Item 201(e) of Regulation S-K, which is cumulative for the measurement periods beginning on December 31, 2021 and ending on December 31 of each 2024, 2023 and 2022, respectively.
(4)    Deductions from, and additions to, the total compensation of the PEOs and non-PEO NEOs as reflected in the 2024, 2023, and 2022 Summary Compensation Table by year to calculate Compensation Actually Paid consist of the following. As the NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2024		2023		2022
	Stuart N. Bodden	Average Non-PEO NEOs	Stuart N. Bodden	Average Non-PEO NEOs	Stuart N. Bodden	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$2,949,501	$1,176,231	$2,905,535	$1,142,408	$1,753,266	$867,939
Adjustments for Equity Awards
Deduction of Amount reported in the “Stock Awards” columns in the Summary Compensation Table	(2,006,053)	(582,656)	(2,016,322)	(592,067)	(771,986)	(444,699)
Add Year-end fair value of outstanding and unvested awards granted in the covered year	3,469,635	1,014,032	2,049,126	586,633	1,102,766	332,209
Add Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	358,713	41,050	(519,448)	(247,530)	5,384	(339)
Add Year-over-year difference of year-end fair values for unvested awards granted in prior years	1,098,155	381,395	(10,214)	(2,988)	167,451	15,641
Add Fair values at vest date for awards granted and vested in current year	—	—	—	—	—	92,344
Add Forfeitures during current year equal to prior year-end fair value	—	—	—	—	—	(543,563)
Total Adjustments for Equity Awards	2,920,450	853,821	(496,858)	(255,952)	503,615	(548,407)
Compensation Actually Paid (as calculated)	$5,869,951	$2,030,052	$2,408,677	$886,456	$2,256,881	$319,532
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Compensation Actually Paid and Company Performance

The graphs below provide an illustration of the relationship between the Compensation Actually Paid to our PEO and the average of the Compensation Actually Paid to our Non-PEO NEOs and (i) Company TSR and (ii) Adjusted EBITDA for the fiscal years ended December 31, 2024, 2023, and 2022.

TSR amounts reported in the graph below assume an initial fixed investment of $100, including reinvestment of dividends, if such amount were invested on December 31, 2021.

Compensation Actually Paid vs Company Performance (in millions)
Adjusted EBITDA / TSR
175
150
125
100
75
50
Compensation Actually Paid
7
6
5
4
3
2
1
0
2022
2023
2024
Comp Actually Paid to PEO
Avg Comp Actually Paid to Non-PEO NEOs
TSR
Adjusted EBITDA

32
28
24
20
16
12
7.5
6
4.5
3
1.5
0
Net Income
Compensation Actually Paid
2022
2023
2024
Comp Actually Paid to PEO
Avg Comp Actually Paid to Non-PEO NEOs
Net Income

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Outstanding Equity Awards at 2024 Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2024.

	Stock Awards(1)
Name	Number of Shares or Units of Stock that have not Vested (#) (2)	Market Value of Shares or Units of Stock that have not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(4)
Stuart N. Bodden
Performance Stock Units	—	—	220,720	3,416,746
Restricted Stock	100,411	1,554,362	—	—

Melissa Cougle
Performance Stock Units	—	—	80,616	1,247,936
Restricted Stock	40,009	619,339	—	—

J. Matthew Hooker
Performance Stock Units	—	—	49,904	772,514
Restricted Stock	29,732	460,251	—	—
_______________________________________________
(1)    The amounts in this table reflect all outstanding PSUs and Restricted Stock held by our NEOs as of December 31, 2024 as described further under “—Additional Narrative Disclosures—Performance Stock Units” and “—Additional Narrative Disclosures—Restricted Stock.”
(2)    Represents time-vested Restricted Stock that generally vests annually in one-third increments beginning on the initial vesting date shown below:

Name	Unvested Shares	Initial Vesting Date
Bodden	8,520	3/13/2023
	33,639	3/15/2024
	58,252	3/14/2025
Cougle	6,417	3/13/2023
	12,233	3/15/2024
	21,359	3/14/2025
Hooker	6,346	3/13/2023
	8,532	3/15/2024
	14,854	3/14/2025
(3)    Represents Performance Stock Units granted in calendar year 2022, 2023 and 2024, which are subject to a three-year performance period ending on December 31, 2024, December 31, 2025, and December 31, 2026 respectively. The actual number of Performance Stock Units that are earned will be determined in a Board meeting subsequent to the end of each respective performance period based on our total stockholder return relative to the total stockholder return of each member of a predefined peer group as described further under “—Additional Narrative Disclosures—Performance Stock Units.”
(4)    The amounts reflected in these columns represent the market value of the PSUs and Restricted Stock, as applicable, held by the NEOs as of December 31, 2024, which was computed based on the closing price of our Class A Common Stock on December 31, 2024 (the last trading day of 2024), which was $15.48 per share.
Additional Narrative Disclosures
Base Salary
Each NEO’s base salary is a fixed component of compensation that does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on his or her position and responsibility. Pursuant to the employment agreements we maintain with our NEOs, each NEO’s base salary may be increased but not decreased except in connection with a reduction of up to 10% that applies to all similarly situated employees that is necessary to allow us to avoid violating one or more financial covenants contained in loan agreements or similar financing arrangements. Our Compensation Committee reviews the base salaries for each NEO annually as well as at the time of any promotion or
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significant change in job responsibilities and in connection with each review, our Board of Directors considers individual and company performance over the course of the applicable year.
During 2024, our NEOs who were serving as of December 31, 2024 had the following annualized base salaries: (i) Mr. Bodden—$600,000, (ii) Ms. Cougle—$440,000 and (iii) Mr. Hooker—$340,000. The NEOs took a voluntary salary reduction in 2024, reducing their salaries to the prior year amounts for six months. The current salaries were reinstated in October 2024.
Cash Bonuses
Our NEOs are eligible to receive bonuses under the Company’s Management Incentive Program (“MIP”) which was established on February 4, 2019, and last updated on March 30, 2022, and is comprised of annual targets and weighting with respect to certain performance metrics recommended by the Compensation Committee and approved by the Board of Directors during its fourth quarter meeting each year. The MIP is intended to recognize the NEOs’ significant contributions and aid in our retention efforts. Our Compensation Committee assesses the performance of each NEO against the established targets at the end of each fiscal year and recommends bonus payouts under the MIP to the Board of Directors for final approval. For fiscal years ended December 31, 2024 and 2023, our NEOs were eligible to receive bonuses under the MIP, with earned bonuses in respect of the applicable fiscal year reflected in the Summary Compensation Table.
Performance Stock Units
PSUs were granted under the LTIP to Messrs. Bodden and Hooker and Ms. Cougle during calendar years 2022, 2023 and 2024. In 2022, the target value of the PSU grants to Mr. Hooker and Ms. Cougle was approximately 50% of each NEO’s base salary. In 2023 and 2024, the target value of the PSU grants to Mr. Hooker and Ms. Cougle was approximately 80% and 100%, respectively, of each NEO’s base salary. In 2022, the target value of the PSU grants to Mr. Bodden was approximately 75% of his total base salary. In 2023 and 2024, the target value of the PSU grants to Mr. Bodden was approximately 200% of his total base salary.
    Each PSU represents one share of the Company’s Class A Common Stock and is earned based on performance over a three-year performance cycle, which ended or will end on (i) December 31, 2024 for the PSUs granted in the calendar year 2022 (the “2022 PSUs”), (ii) December 31, 2025 for PSUs granted in the calendar year 2023 (the “2023 PSUs”), and (iii) December 31, 2026 for PSUs granted in the calendar year 2024 (the “2024 PSUs”). Upon completion of the applicable three-year performance cycle, our Board of Directors will determine final payout levels, and Class A Common Stock will be distributed to each of the NEOs. Performance is based on TSR of the Company in comparison measure in terms of (a) the Company’s absolute growth (“absolute TSR” or ATSR”) and (b) the Company’s relative growth as compared to the applicable Peer Group (“relative TSR”) or “RTSR”). Each of the two performance measures, ATSR and RTSR, are weighted equally in determining the earned award.
The absolute TSR performance metric compares the dividend-adjusted volume-weighted average price (the “VWAP”) of the Company’s shares for the first 30 consecutive trading days immediately preceding the beginning of applicable performance period (i.e., $10.56 and $10.20 for 2023 and 2024, respectively) with that of the Company’s shares for the last 30 consecutive trading days of the performance period. No PSUs subject to the ATSR performance metric will vest if ATSR is below 10% (or, in the case of the 2024 “floor” awards, if the VWAP for the last 30 consecutive trading days of the performance period is less than $14.50). If a threshold of 10% growth is achieved, then 25% of the PSUs subject to the ATSR performance metric will vest. If 50% growth is achieved, then 100% of the PSUs subject to the ATSR performance metric will vest. A maximum payout of 200% of the PSUs subject to the ATSR performance metric will vest if 75% growth is achieved.

The relative TSR performance metric compares the Company’s TSR with the TSR of the Company’s “Peer Group” (as described below and, in each case, as adjusted for dividends). No PSUs subject to the RTSR performance metric will vest if the Company’s RTSR ranking is below the 30th percentile (or, in the case of the 2024 “floor” awards, if the VWAP for the last 30 consecutive trading days of the performance period is below $14.50). If the 30th percentile is achieved, then 50% of the PSUs subject to the RTSR performance metric will vest. If the 50th percentile is achieved, then 100% of the PSUs subject to the RTSR performance metric will vest. A maximum payout of 200% of the PSUs subject to the RTSR performance metric will vest if the 100th percentile is achieved; provided, however, that the maximum payout for the RTSR performance metric will be 100% if (i) the VWAP for the last 30 consecutive trading days of the performance period is at least 15% lower than the Company’s VWAP for the first 30 consecutive trading days of the trading period (in the case of the 2023 and 2024 awards), or (ii) if the dividend-adjusted stock price falls below $12.33 per share (in the case of the 2023 “floor” awards).
The Peer Groups to which the Company’s RTSR performance will be compared for each of the awards are as follows:
•With respect to the 2022 PSUs, the Peer Group includes: Dril-Quip, Inc.(1), Exterran Corporation(2), KLX Energy Services Holdings, Inc., Mammoth Energy Services, Inc., NCS Multistage Holdings, Inc., Newpark Resources, Inc.(3), RPC, Inc., Select Energy Services, Inc.(4), Solaris Oilfield Infrastructure, Inc.(5), and U.S. Well Services, Inc.(6)
RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |23

•With respect to the 2023 PSUs, the Peer Group includes: Dril-Quip, Inc.(1), ProPetro Holding Corp., KLX Energy Services Holdings, Inc., Mammoth Energy Services, Inc., Nine Energy Services Holdings, Inc., Newpark Resources, Inc., RPC, Inc.(3), Select Energy Services, Inc.(4), Solaris Oilfield Infrastructure, Inc.(5), and Oil States International, Inc.
•With respect to the 2024 PSUs, the Peer Group includes: Dril-Quip, Inc.(1), ProPetro Holding Corp., KLX Energy Services Holdings, Inc., Mammoth Energy Services, Inc., Nine Energy Services Holdings, Inc., Newpark Resources, Inc., RPC, Inc.(3), Select Water Solutions, Inc., Solaris Oilfield Infrastructure, Inc.(5), and Oil States International, Inc.
(1)    Merged with Innovex International, Inc. in 2024
(2)    Acquired by Enerflex Ltd. in October 2022
(3)    Changed name to NPK International Inc. in December 2024
(4)    Changed name to Select Water Solutions, Inc. in May 2023
(5)    Changed name to Solaris Energy Infrastructure, Inc. in September 2024
(6)    Acquired by ProFrac Holding Corp in November 2022
    In the event of a change in control during the performance cycle followed by a NEO’s termination of employment without cause within two years following such change in control (and during the performance cycle), all unvested PSUs become fully vested at the target level. If a NEO experiences a termination of employment due to death or disability during the performance cycle, then all of the outstanding PSUs will become fully vested on such date at the target level.
PSU Amendments
PSUs issued pursuant to the LTIP in 2022, 2023 and 2024 to certain key employees (including to each of our NEOs) were subject, in part, upon the achievement of an ATSR performance measure, as provided in the applicable form of Performance Stock Unit Award Incentive Agreement (the “PSU Agreement”). The Compensation Committee developed the ATSR performance measure at a time when the Company was not paying dividends to its shareholders and, accordingly, the PSU Agreement did not specifically reference dividends paid when calculating ATSR. In contrast, the Compensation Committee contemplated that our “Peer Company” (as defined in the PSU Agreement) may pay dividends and, accordingly, the PSU Agreement specifically referenced Peer Company dividends paid when calculating the RTSR performance measure.

In connection with the Compensation Committee’s annual review of executive compensation matters (including in the context of the fact that the Company declared its first dividend in 2023), the Compensation Committee discovered the unintentional inconsistency between the treatment of dividends under the Company’s ATSR and RTSR equity-related performance metrics under our LTIP and determined that ATSR- and RTSR-related awards should be treated consistently as to dividends. In conjunction therewith, the Compensation Committee approved an amendment to the form PSU Agreements to provide that the ATSR measure will be based on the Company’s stock price plus any dividends paid during the applicable performance period (the “PSU Amendment”), consistent with customary, market practice of including dividends when calculating ATSR. The PSU Amendment applies to all current and future grants under PSUs, including those granted in 2022, 2023, and 2024. The Committee believes that the PSU Amendment furthers the Company’s pay for performance philosophy, aligns the PSUs with the Committee’s original intent of measuring performance based on TSR, and bolsters the retention value of the PSUs.

The PSU Amendment results in an incremental benefit of less than $30,000 to each NEO with respect to the PSUs issued in 2022. The amounts payable with respect to the PSUs issued in 2023 and 2024 are dependent upon future performance. As the performance periods for the 2023 and 2024 grants are still ongoing, it is not possible to reasonably estimate amounts payable thereunder at this time. Regardless, the related annual accounting expense to the Company as a result of the PSU Amendment is immaterial.
Restricted Stock Awards
    Restricted Stock awards were granted to Messrs. Bodden and Hooker and Ms. Cougle during calendar years 2024, 2023 and 2022. In each year, the target value of the Restricted Stock award granted Messrs. Bodden and Hooker and Ms. Cougle were approximately 100%, 45%, and 50%, respectively, of each NEO’s total base salary. Each share of Restricted Stock represents one share of the Company’s Class A Common Stock and such shares, subject to time-based vesting and are contingent upon continued service with the Company. The Restricted Stock will generally vest in equal annual installments on the first three anniversaries of the applicable date of grant.
    If a NEO’s employment is terminated without cause or the NEO resigns for good reason, then all unvested shares of Restricted Stock that would have vested on or before the first anniversary of the applicable date of termination (assuming that the NEO had remained employed through such date) immediately become vested as of the NEO’s date of termination. If
RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |24

a NEO experiences a termination of employment due to death or disability, then all unvested shares of Restricted Stock become fully vested. If a NEO is terminated for any other reason, all unvested shares of Restricted Stock are forfeited.
Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information

The Compensation Committee does not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. During 2024, the Company did not grant stock options (or similar awards) to any executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that disclosed material non-public information. More broadly, the Company has never awarded stock options (or similar awards).
Other Benefits
We offer participation in broad-based retirement, health and welfare plans to all of our employees. We maintain a plan (the “401(k) Plan”) intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating NEOs, to save for the future. Under the 401(k) Plan, the Company provides a limited match of employee contributions, including NEO contributions as follows:

Employee Contribution (% of Salary)	Company Matching Contribution
1%	1%
2%	2%
3%	2.5%
4%	3%
5%	3.5%
6%	4%
Employment, Severance or Change in Control Agreements
Employment Agreements
We currently maintain employment agreements with Messrs. Bodden and Hooker and Ms. Cougle. Each employment agreement generally provides for an initial one-year (in the case of Mr. Bodden and Ms. Cougle) or three-year (in the case of Mr. Hooker) term with automatic renewals for additional consecutive one-year periods, unless either party elects not to renew. Each employment agreement generally provides for an annualized base salary, as described above under “—Additional Narrative Disclosures—Base Salary,” and eligibility to participate in all benefit plans and programs. Each employment agreement also provides that our NEOs are eligible to receive annual bonuses based on company and individual performance metrics established by the Board of Directors, as described above under “—Additional Narrative Disclosures—Cash Bonuses.”
Each employment agreement provides for the following benefits upon a NEO’s termination of employment by the employer without “Cause,” as defined in the respective employment agreement: (i) for Mr. Bodden, (a) accrued base salary and earned but unpaid annual bonus (the “Accrued Benefits”), (b) a severance payment equal to one year of then-current annualized base salary, (c) a pro-rated bonus, (d) health insurance reimbursement for 12 months and (e) accelerated vesting of any unvested portion of his inducement equity and, if termination occurs with 12 months of a change in control of the Company, all unvested equity-based awards; (ii) for Ms. Cougle, (a) the Accrued Benefits, (b) a severance payment equal to one year of then-current annualized base salary, (c) a pro-rated bonus, (d) a health insurance reimbursement for 12 months and (e) accelerated vesting of any unvested portion of her inducement equity and, if termination occurs with 12 months of a change in control of the Company, all unvested equity-based awards; and (iii) for Mr. Hooker, (a) Accrued Benefits, (b) extended health benefits at Mr. Hooker’s expense as provided by state or federal law and (c) a severance payment equal to 18 months of base salary or the base salary that would have been paid through the end of the then current employment period, whichever is greater. Upon a resignation of employment by Mr. Bodden or Ms. Cougle for “Good Reason” (as defined in the applicable employment agreement), Mr. Bodden and Ms. Cougle are entitled to the same respective payments that would be due to them upon a termination without Cause.
If a NEO’s employment is terminated for any reason other than those described above, then no further compensation and benefits will be provided following the termination of the NEO’s employment except for payment of the Accrued Benefits. The employment agreements also contain certain restrictive covenants, including provisions that generally prohibit each NEO from competing with or soliciting vendors, suppliers, customers or clients of us and our affiliates. These restrictions generally
RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |25

apply during the term of the NEO’s employment and for a period between 18 months and two years following the termination of such employment.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information about our Class A Common Stock that may be issued under the LTIP as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plan not approved by security holders(1)	477,874	—	685,841
Total	477,874	—	685,841

(1)     Our only equity compensation plan is the LTIP. The LTIP was approved by our stockholders prior to our initial public offering (“IPO”) but has not been approved by our public stockholders. For further discussion of the respective awards, please see “Note 10—Equity—Equity Based Compensation” of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2024. In addition, a detailed description of the terms of the LTIP is available in our Registration Statement on Form S-1, last filed on August 3, 2017, under the heading “Executive Compensation—2017 Long-Term Incentive Plan.” To date, Restricted Stock, RSUs, and PSUs have been granted under the LTIP. See also Proposal Four below for further details regarding a proposal to approve the amendment and restatement of the LTIP.
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PROPOSAL THREE — NON-BINDING APPROVAL OF EXECUTIVE COMPENSATION
Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that issuers permit a separate non-binding “say on pay” stockholder vote to approve the compensation of executives at least every three calendar years. The Board recommends this vote should take place every year.
The proposal gives stockholders the opportunity to vote for or against the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion, is hereby APPROVED.”
Your vote is advisory, which means it will not be binding upon the Board and will not overrule any decision by the Board of Directors. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.
We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.
Our compensation policies and procedures are designed to pay for performance in a way that is strongly aligned with the long-term interests of our stockholders. The Compensation Committee, which is composed entirely of independent directors, in consultation with the Compensation Committee’s independent executive consultant, oversees our executive compensation program. The Compensation Committee continually monitors our policies to ensure that they reward executives for results that are consistent with stockholder interests.
Our Board of Directors and our Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by stockholders “FOR” the resolution approving the compensation of our executives as disclosed in this Proxy Statement.
Vote Required
Approval of Proposal THREE requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Votes cast “FOR” or “AGAINST” and abstentions with respect to this Proposal THREE will be counted as shares entitled to vote on the Proposal. Broker non-votes are not taken into account in determining the outcome of this Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST this Proposal.

The Board recommends a vote FOR the resolution approving, on a non-binding advisory basis, the compensation of our executives as disclosed in this proxy.

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PROPOSAL FOUR—AMENDMENT AND RESTATEMENT OF THE RANGER ENERGY SERVICES, INC. 2017 LONG-TERM INCENTIVE PLAN
On August 10, 2017, prior to the Company’s IPO, the Board of Directors adopted the Ranger Energy Services, Inc. 2017 Long-Term Incentive Plan (as amended and restated from time to time, the “LTIP”), which allows the Company to grant equity awards to employees (including executive officers), consultants and non-employee directors of the Company and its affiliates who perform services for the Company. The LTIP is the only equity incentive plan through which the Company grants equity-based awards. The Board of Directors has approved, and stockholders are being asked to approve, an amended and restated LTIP (the “Amended and Restated LTIP”). The Amended and Restated LTIP will become effective as of the date it is approved by our stockholders (the “Effective Date”).

As originally adopted, the number of shares authorized under the LTIP was 1,250,000 shares of Company’s Class A Common Stock, which was increased to 1,600,000 shares upon the LTIP’s amendment in May 2019 and again increased to 2,600,00 shares upon the LTIP’s amendment in May 2022. As of March 12, 2025, (i) 685,841 shares remained available for issuance under the LTIP, representing 3% of the total outstanding number of shares and voting power of the Company, and (ii) there were an aggregate of 728,903 shares subject to outstanding awards granted under the LTIP.

The Amended and Restated LTIP will replenish the pool of the Company’s Class A Common Stock available for issuance under the LTIP by adding an additional 1,000,000 new shares of Class A Common Stock to the LTIP. If the Amended and Restated LTIP is approved by our stockholders, as of the Effective Date, 1,685,841 shares of the Company’s Class A Common Stock will be available for future grants, which includes the 685,841 shares currently available for grants. Further, any shares currently underlying awards outstanding under the LTIP that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason will also be available for issuance under the Amended and Restated LTIP. Prior to the date of the Annual Meeting, the Company has not granted any awards under the LTIP that were subject to stockholder approval of the Amended and Restated LTIP. The number of types of awards that will be granted under the Amended and Restated LTIP in the future is not determinable, as the Compensation Committee will make these determinations at a later time.

We are asking shareholders to approve the Amended and Restated LTIP because we will be unable to make equity grants to our employees, including executive officers, and non-employee directors once the share reserve is exhausted under the LTIP. As a result, absent the additional share reserve, the Company might need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation and thus its ability to attract, motivate and retain highly qualified talent. Stockholder approval of the Amended and Restated LTIP will allow us to continue to grant equity awards to our employees (including executive officers) and non-employee directors. The Board of Directors and the Compensation Committee believe that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs such as stock options, restricted stock units and performance awards are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company and stockholders.

The Amended and Restated LTIP has been approved by the Board of Directors, upon the recommendation of the Compensation Committee, and subject to the approval of our stockholders at the Annual Meeting. The Amended and Restated LTIP, if approved, would increase the number of shares available under the LTIP and extend the term of the LTIP .

Features of the LTIP Designed to Protect Stockholder Interests

The LTIP includes several features designed to protect stockholder interests and to reflect our compensation philosophy:

•No “evergreen” provision (i.e., no automatic increase in the number of shares of Class A Common Stock available under the LTIP).
•No grants of below-market stock options or stock appreciation rights (“SARs”).
•No repricing of stock options or SARs without stockholder approval.
•Awards are subject to forfeiture/clawback pursuant to Company policies.
•No automatic single trigger vesting of equity awards solely due to a change in control.

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Summary of Key Plan Data

Although the number of shares required for each annual or other grant varies based on a number of factors (including our share price at the time of grant, the size of individual grants, and our performance), we do not believe that we have sufficient shares available under the LTIP for grants beyond 2025. We believe the Amended and Restated LTIP will allow us to continue our current equity compensation practices through approximately 2028.

We recognize that it is important to strike a balance between concerns regarding the potential dilutive effect of equity awards and our ability to attract and retain key service providers. In connection with the proposed Amended and Restated LTIP, the Compensation Committee evaluated the Company’s three-year average annual burn rate of 2.35.

Description of the Amended and Restated LTIP

The following is a summary of the material terms of the Amended and Restated LTIP. This summary does not purport to be complete and is subject to, and qualified in its entirety to, the complete text of the Amended and Restated LTIP, which is provided as Annex B to this Proxy Statement.

Effective Date; Duration of the Amended and Restated LTIP

If approved by our stockholders, the Amended and Restated LTIP will be effective on May 9, 2025. It will remain in effective until the tenth anniversary of the approval by our stockholders, unless terminated earlier by the Board of Directors.

Administration of the Amended and Restated LTIP

Role of the Compensation Committee

The Compensation Committee is authorized to administer the Amended and Restated LTIP and to take all actions that the Amended and Restated LTIP expressly contemplates or that are necessary or appropriate in connection with the administration of the Amended and Restated LTIP, except to the extent that the Board of Directors otherwise elects.

The Compensation Committee has the authority to determine the type and timing of awards, to select which participants will receive awards and to determine the terms of each award, including, among other things, any modifications of the award, applicable restrictions, and the termination and vesting conditions applicable to an award. The Compensation Committee also has the full authority to administer and interpret the Amended and Restated LTIP and any award agreements.

Subject to the applicable limitations under Section 16 of the Securities Act of 1934 (“Section 16”), the Compensation Committee may delegate its authority to one or more officers of the Company, and any such delegation may be revoked by the Compensation Committee at any time.

Amending the Amended and Restated LTIP

The Compensation Committee may generally make amendments to the Amended and Restated LTIP and the awards issued thereunder; however, stockholder approval to the extent required by applicable law, regulation or listing rules (including with respect to amendment that would increase the number of securities issuable under the Amended and Restated LTIP). Amendments that materially and adversely affect the rights of any individual participant or award holder shall not be effective without the consent of the affected person.

Eligible Participants

Our officers, employees, and other individual service providers (including our directors and individuals who provide services to our Affiliates) are eligible to participate in the Amended and Restated LTIP. There are currently 43 individuals who are eligible to participate in the Amended and Restated LTIP; however, this number is expected to fluctuate from time to time.

Shares Available for Issuance; Recycling

The number of shares of Class A Common Stock available and reserved for grant of awards under the Amended and Restated LTIP, is 1,685,841, which includes 685,841 shares currently remaining under the LTIP and the additional 1,000,000 shares requested under this proposal. Further, any shares currently underlying awards outstanding as of the Effective Date
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under the LTIP that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason will also be available for issuance under the Amended and Restated LTIP. All of the shares reserved for issuance under the Amended and Restated LTIP may be available for the issuance of shares upon the exercise of Incentive Stock Options (“ISOs”).

Each share of Class A Common Stock issued pursuant to an award granted under the Amended and Restated LTIP will reduce the Amended and Restated LTIP share reserve by one share of Class A Common Stock.

The following shares will not count against the maximum number of shares of Class A Common Stock available for issuance under the Amended and Restated LTIP, and may be “recycled” and issued pursuant to new awards granted under the Amended and Restated LTIP:

•Shares that are not issued as a result of the cancellation, forfeiture, exchange, or termination of any award; and
•Shares subject to an award that are not issued because the award is settled in cash.

Types of Awards

Options

An option entitles the recipient to purchase a share of our Class A Common Stock at a specified exercise price during a specified timeframe. For options granted under the Amended and Restated LTIP, the Compensation Committee will specify the option’s exercise price and term (which may not exceed 10 years), and will further determine the option’s vesting schedule and any exercise restrictions. Other terms and conditions applicable to options may be determined by the Compensation Committee. The Compensation Committee will also determine the extent to which the holder will have the right to exercise the option following termination of employment or other severance of service with us.

All options granted under the Amended and Restated LTIP are granted with an exercise price not less than the higher of the fair market value of the Company’s Class A Common Stock at the time the option is granted and the nominal value of the ordinary share.

Options may be granted either as ISOs or non-qualified share options. The principal difference between ISOs and non-qualified share options is their tax treatment. (See “U.S. Federal Income Tax Consequences” below.) The Compensation Committee may accelerate the vesting of options in certain circumstances.

Stock Appreciation Rights

A SAR provides the holder with the right to receive an amount equal to the excess of (i) the fair market value of one ordinary share on the date of exercise over (ii) the strike price, multiplied by the number of shares of Class A Common Stock with respect to which the SAR is being exercised, less any tax-related items, during the SAR’s specified term (which may not exceed 10 years).

At the discretion of the Compensation Committee, this payment may be in cash, Class A Common Stock of equivalent value, some combination of cash and ordinary shares, or in any other manner that may be approved by the Compensation Committee. The Compensation Committee, in its sole discretion, may also impose whatever terms and conditions it deems advisable, including any vesting or transferability provisions. The Compensation Committee will also determine the extent to which the holder will have the right to exercise the SAR following termination of employment or other severance of service with us. The Compensation Committee may accelerate the vesting of SARs in certain circumstances.

Restricted Stock Awards

Restricted Stock awards are shares of our Class A Common Stock that have been registered in the recipient’s name, but that are subject to transfer restrictions and may be subject to forfeiture or vesting conditions for a period of time. Unless otherwise determined by the Compensation Committee, the recipient of a restricted stock award has the rights of a stockholder, including voting and dividend rights, subject to any restrictions and conditions specified in the award agreement. The Compensation Committee will determine the vesting schedule and other restrictions applicable to restricted share awards, and may accelerate the vesting of a restricted stock award in certain circumstances. Any dividend rights will be subject to the same vesting schedule as the restricted stock awards to which they relate.

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Restricted Stock Units

A RSU is the right to receive a share of our Class A Common Stock at a specified time in the future, subject to certain conditions. A recipient of RSUs will not have the rights of a stockholder of the Company until the date that the RSU vests and ordinary shares are issued to the recipient. The Compensation Committee will determine the terms of the RSUs, including the amount and vesting applicable to, such RSUs. Any dividend equivalent rights provided with respect to RSUs will be subject to the same vesting schedule as the RSUs to which they relate.

Settlement of a RSU will be made in either cash and/or shares of Class A Common Stock, as specified in the applicable award agreement. Other terms and conditions applicable to RSUs may be determined by the Compensation Committee at the time of grant.

Performance Stock Units

PSUs entitle a recipient to future payments of our Class A Common Stock or other property (including cash) based upon the attainment of performance conditions established by the Compensation Committee. The Compensation Committee generally expects to issue PSUs subject to the attainment of TSR metrics established from time to time; however, pursuant to the LTIP, performance conditions may also be based upon criteria such as:

•revenues, sales or other income;
•cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities;
•return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity;
•income, operating income or net income;
•earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; exploration and abandonments; impairment of oil and gas properties; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items;
•equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals;
•debt or equity financings or improvement of financial ratings;
•general and administrative expenses;
•net asset value;
•fair market value of our Class A Common Stock, share price, share price appreciation;
•achievement of savings from business improvement projects and achievement of capital projects deliverables;
•working capital or working capital changes;
•operating profit or net operating profit;
•internal research or development programs;
•geographic business expansion;
•corporate development (including licenses, innovation, research or establishment of third party collaborations);
•performance against environmental, ethics or sustainability targets;
•safety performance and/or incident rate;
•human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire;
•satisfactory internal or external audits;
•consummation, implementation or completion of a “Change in Control” (as defined in the LTIP) or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances;
•regulatory approvals or other regulatory milestones;
•legal compliance or risk reduction;
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•market share;
•economic value added; or
•cost reduction targets.

The Compensation Committee determines the material terms of performance-based awards, including the amount of the award, any vesting restrictions and the performance period over which the performance goal(s) will be measured.

Settlement of a PSU will be made in either cash and/or shares of our Class A Common Stock, as specified in the applicable award agreement. Other terms and conditions applicable to PSUs may be determined by the Compensation Committee at the time of grant.

Stock Awards

The Compensation Committee is authorized to grant awards as a bonus, as additional compensation, or in lieu of cash compensation that a participant is otherwise entitled to receive, in such amounts and subject to such other terms as the Compensation Committee in its discretion determines to be appropriate.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents, which entitle a participant to receive cash, shares of our Class A Common Stock, other awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our Class A Common Stock. Dividend equivalents granted in connection with another award, shall be subject to the same restrictions and risk of forfeiture as the award with respect to which the dividends accrue and shall not be paid unless and until such award has vested and been earned.

Other Stock-Based Awards

Subject to limitation under applicable laws, the Compensation Committee may grant other awards to employees, consultants or directors subject to the terms and conditions the Amended and Restated LTIP, and as specified by the Compensation Committee, that are not inconsistent with the provisions of the Amended and Restated LTIP and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to or otherwise relate to, ordinary shares.

Effects of Certain Transactions and Change in Control

In connection with any change in control (as defined in the Amended and Restated LTIP), the Compensation Committee make such adjustments as it deems appropriate with such event (including the substitution, assumption, or continuation of awards by the successor company or a parent or subsidiary thereof) in accordance with the provisions of the Amended and Restated LTIP. The Amended and Restated LTIP does not provide for automatic single trigger vesting on a change in control.

U.S. Federal Income Tax Consequences

The federal income tax consequences of awards under the Amended and Restated LTIP will depend on the type of award granted. The following description is a general summary of certain U.S. federal income tax consequences related to awards. It does not address certain types of taxes, such as state, local and non-U.S. income taxes. This summary is provided for general informational purposes only, and it is not intended as tax advice to participants. Participants in the Amended and Restated LTIP should not rely on this description and should instead consult their own tax advisors.

Non-Qualified Stock Options, SARs, RSUs, PSUs and Other Stock-Based Awards

A participant generally is not required to recognize income on the grant of a non-qualified stock option, SAR, RSU, PSU or other stock-based award. Instead, ordinary income generally is required to be recognized on the date the non-qualified option or SAR is exercised, or in the case of RSUs, PSUs or other stock-based awards, upon the issuance of the shares underlying the award and/or the payment of cash when the award vests.

In general, the amount of ordinary income required to be recognized is: (a) in the case of a non-qualified stock option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; (b) in the case of a SAR, the fair market value of any ordinary shares or cash received upon exercise; and (c) in the case of RSUs,
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PSUs or other stock-based awards, the amount of cash and/or the fair market value of any ordinary shares received in respect thereof.

Incentive Stock Options

When a participant is granted an ISO, or when the participant exercises the ISO, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax).

If the participant holds the shares underlying the award for at least two years from the date of grant and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares underlying the award are disposed of during this period, then the option will be treated as a non-qualified stock option, and the participant will recognize ordinary income equal to the lesser of the fair market value of the ordinary shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the ordinary income portion will be taxable as long-term or short-term capital gain.

Restricted Stock and Performance Stock Awards

Unless a participant who receives an award of restricted stock or an award of performance stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock or performance stock. Instead, on the date the shares underlying the award vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares underlying the award on such date over the amount, if any, paid for such shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock or performance stock that are subject at that time to a risk of forfeiture or restrictions on transfer will generally be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a Section 83(b) election within 30 days of the date of transfer of the restricted stock or performance stock, then the participant will recognize ordinary income on the date the shares are awarded.

The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the stock on the date of award over the amount, if any, paid for such stock. In such case, the participant will not be required to recognize additional ordinary income when the stock vests. However, if the stock is later forfeited, the participant will not be entitled to any deduction for the taxable income previously recognized.

Section 83(b). A participant may elect to be taxed at the time they receive restricted stock or performance stock awards, based on the fair market value of the ordinary shares at that time, by filing an election with the U.S. Internal Revenue Service pursuant to Section 83(b) of the Code. Participants should consult with their tax advisor regarding whether this election is appropriate.

Gain or Loss on Sale or Exchange of Shares

In general, and except as noted above with respect to ISOs, gain or loss from the sale or exchange of shares of Class A Common Stock granted or awarded under the Amended and Restated LTIP will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the affiliate for which the participant performs services will generally be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Parachute Payments

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the Company.

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Section 409A

Section 409A of the Code applies to compensation plans providing deferred compensation to employees, directors and consultants and potentially could apply to the different awards available under the Amended and Restated LTIP. Failure to comply with Section 409A of the Code with respect to a specific award, in the absence of an applicable exemption, could result in (i) current income taxation to the participant for all amounts deferred as part of the applicable award, (ii) the imposition of an additional 20% tax and (iii) interest on any underpayment of tax. In general, Section 409A of the Code should not apply to nonqualified options, ISOs and SARs (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A of the Code may apply to RSUs, PSUs, and other stock-based awards. It is the intent of the Company that awards under the Amended and Restated LTIP that are not exempt from Section 409A of the Code will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.

Tax Consequences for Other Jurisdictions

Tax matters are very complicated, and the tax consequences that a participant may experience in connection with the Pan will depend on their specific circumstances and the jurisdiction in which they are subject to tax. A citizen or resident of more than one country or that has changed their place of residency over the life of an award, may owe tax on the award in multiple jurisdictions.

New Plan Benefits

As of the date of this Proxy Statement, no awards have been made with respect to the additional shares proposed to be approved for future grants of awards under the Amended and Restated LTIP. Any grants of awards under the Amended and Restated LTIP, and the terms and conditions of those awards, will be made in the discretion of the Compensation Committee. Therefore, we cannot now determine the number or type of awards to be approved in the future to any particular person or group of employees under the Amended and Restated LTIP.

Equity Compensation Plan Table

See “Equity Compensation Plan Information” for information regarding shares authorized for issuance under our current LTIP.

Registration

If the Amended and Restated LTIP is approved by our stockholders, the Company intends to file a registration statement on Form S-8 with the SEC with respect to the offer and issuance of shares of Class A common stock pursuant to the Amended and Restated LTIP, as soon as reasonably practical following stockholder approval.

Vote Required

Approval of Proposal FOUR requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST this Proposal. Broker non-votes are not taken into account in determining the outcome of this Proposal.

The Board recommends a vote FOR the adoption and approval of the amendment and restatement of the Ranger Energy Services, Inc. 2017 Long-Term Incentive Plan.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Review of Related Party Transactions
A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involves or exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;
•any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Class A Common Stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.
Our Board of Directors adopted a written Related Party Transactions policy prior to the completion of our IPO. Pursuant to that policy, our Audit Committee has and will continue to review all material facts of all Related Party Transactions and either approve, ratify or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve, ratify or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the benefits of the transaction to the Company and the Related Person, (iii) the extent of the Related Person’s interest in the transaction, (iv) the nature of the interest of the Related Person and (v) whether the transaction may involve a conflict of interest. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.
The Company had two series of transactions that qualified as Related Party Transactions in 2024 and one in 2023. The Board of Directors ratified these transactions with BioSqueeze, Inc. (“BioSqueeze”), Aloha Workwear & Specialty, LLC (“Aloha”), and Stallion Infrastructure Services, LLC (“Stallion”).
BioSqueeze provides a well sealing solution that eliminates/reduces fugitive methane emissions. Mr. Bodden, our current President and CEO joined the board of directors of BioSqueeze on February 7, 2024. Shortly before Mr. Bodden joined BioSqueeze’s board of directors, a Company customer requested that the Company retain BioSqueeze as a subcontractor until the customer is able to complete its onboarding process of retaining BioSqueeze as a direct contractor. Payments made to BioSqueeze were approximately $204,000 in 2024 and $50,000 in 2023.
Aloha is a fire-retardant uniform and apparel company. We entered into a potential vendor agreement with Aloha in 2024. Brett Agee, one of our directors is an owner and participates in the management of Aloha. Mr. Agee did not participate in negotiations or discussions with Ranger. If the vendor is approved, Ranger anticipates entering into transactions with Aloha in the future.
The Company currently plans to complete a one-time purchase of certain required ancillary equipment from Mr. Agee, our director. The Company expects to pay $380,000 to Mr. Agee for such equipment.
Stallion provides job site infrastructure such as mobile surveillance trailers, portable housing/toilets, power generators, and storage tanks. The Company had transactions totaling $139,210 with Stallion in 2023. Bill Austin, who retired from our Board of Directors on December 31, 2023, serves on Stallion’s board of directors and Darron Anderson, our former President and CEO (who resigned in 2021), now holds the same positions at Stallion.
All of the above transactions are considered arms-length transactions and within market range of similar products and services.
There have not been any other transactions or series of similar transactions since January 1, 2025, nor are any currently proposed, to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company’s directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in “Executive Compensation” above and the transactions described or referred to above.
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Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Ranger Energy Holdings LLC, Ranger Energy Holdings II, LLC, Torrent Energy Holdings, LLC and Torrent Energy Holdings II, LLC (together, the “Existing Owners”) and CSL Energy Opportunities II, L.P., CSL Energy Holdings II, LLC and Bayou Holdings (together, the “Bridge Loan Lenders”). The Registration Rights Agreement contains provisions by which we agree to register under the federal securities laws the offer and resale of shares of our Class A Common Stock by the Existing Owners and the Bridge Loan Lenders or certain of their affiliates or permitted transferees under the Registration Rights Agreement. These registration rights will be subject to certain conditions and limitations. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.
Stockholders’ Agreement
In connection with our IPO, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with the Existing Owners and the Bridge Loan Lenders. Among other things, the Stockholders’ Agreement provides CSL and Bayou Holdings with the right to designate nominees to our Board of Directors (each, as applicable, a “CSL Director” or “Bayou Director”) as follows:
•for so long as CSL beneficially owns less than 50% but at least 30% of our Common Stock, CSL has the right, but not the requirement, to nominate at least three members of the Board of Directors shall be CSL Directors;
•for so long as CSL beneficially owns less than 30% but at least 20% of our Common Stock, CSL has the right, but not the requirement, to nominate at least two members of the Board of Directors shall be CSL Directors;
•for so long as CSL beneficially owns less than 20% but at least 10% of our Common Stock, CSL has the right, but not the requirement, to nominate at least one member of the Board of Directors shall be a CSL Director; and
•once CSL beneficially owns less than 10% of our Common Stock, CSL will not have any Board designation rights.
In the event the size of our Board of Directors is increased or decreased at any time to other than six directors, CSL’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number.
Pursuant to the Stockholders’ Agreement we, the Existing Owners and the Bridge Loan Lenders will be required to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees of such CSL Directors.
In addition, the Stockholders’ Agreement provides that for so long as CSL beneficially owns at least 30% of our Common Stock, CSL will have the right to cause any committee of our Board of Directors to include in its membership at least one director designated by CSL, except to the extent that such membership would violate applicable securities laws or stock exchange rules. The rights granted to CSL to designate directors are additive to and not intended to limit in any way the rights that CSL may have to nominate, elect or remove our directors under our certificate of incorporation, bylaws or the Delaware General Corporation Law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables present certain information regarding the beneficial ownership of Class A Common Stock as of the Record Date, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each NEO of the Company, (iii) each nominee and director of the Company and (iv) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 10350 Richmond Ave., Suite 550, Houston, Texas 77042.
As of the Record Date, the Company had 22,975,474 shares of Class A Common Stock outstanding.

	Shares Beneficially Owned by Certain Beneficial Owners and Management
	Class A Common Stock
	Number of Shares	Voting Power

5% Stockholders
CSL Entities (1)	3,579,641	15.6%
Bayou Well Holdings Company, LLC(2)	1,843,999	8.0%
Encompass Capital Advisors LLC (3)	1,514,640	6.6%

Directors and Named Executive Officers:
Stuart N. Bodden	341,346	1.5%
Melissa Cougle	84,740	*
J. Matthew Hooker	102,019	*
Brett T. Agee(4)	—	*
Michael Kearney	54,394	*
Carla Mashinski	—	*
Krishna Shivram	56,666	*
Sean Woolverton	—	*
Directors, nominees, and current executive officers as a group (8 persons)	639,165	2.8%
______________________________________________
*     Represents one percent or less of total voting power.
(1)    This information is based solely on a Schedule 13D/A filed jointly by Charles S. Leykum and the reporting owners listed below (such entities collectively, the “CSL Entities”) with the SEC on May 8, 2024 and a Form 4 filed by Mr. Leykum on November 12, 2024. Based on the Schedule 13D/A, Mr. Leykum has sole voting and dispositive power with respect to 43,140 shares, shared voting and dispositive power with respect to 3,525,000 shares, and aggregate beneficial ownership of 3,568,140 shares of Class A common stock; CSL Energy Opportunity GP II, LLC has sole voting and dispositive power over 0 shares and shared voting and dispositive power with respect to 3,525,000 shares;CSL CM GP, LLC and CSL Capital Management, L.P. have sole voting and dispositive power over 0 shares and shared voting and dispositive power with respect to 3,526,816 shares; CSL Energy Opportunities Fund II, L.P. has sole voting and dispositive power over 0 shares and shared voting and dispositive power with respect to 2,055,830 shares; and CSL Energy Opportunities Offshore Fund II, L.P. has sole voting and dispositive power over 0 shares and shared voting and dispositive power with respect to 1,469,170 shares. The Form 4 filing indicates that Mr. Leykum holds an additional 11,501 shares and therefore has sole voting and dispositive power with respect to 54,641 shares and the aggregate beneficial ownership of 3,579,641 shares. The mailing address of each of the CSL Entities is 600 Travis Street, Suite 750, Houston, Texas 77002

(2)    This information is based solely on a Schedule 13D/A jointly filed by Bayou Well Holdings Company, LLC (“Bayou Holdings”) and Richard E. Agee with the SEC on December 12, 2024 and a Form 4 filed by Brett Agee with the SEC on December 17, 2024. The 13D/A filing indicates that (i) Bayou Holdings and Richard E. Agee have shared voting and dispositive power with respect to 1,863,208 shares. The Form 4 filing indicates that 19,209 shares were sold bringing the amount of shares held by Bayou Holdings to 1,843,999. The mailing address of Bayou Holdings is 1251 Lumpkin Rd., Houston, Texas 77043.

(3)    This information is based solely on a Schedule 13G/A filed jointly by Encompass Capital Advisors LLC (“Encompass”) and Todd J. Kantor with the SEC on February 14, 2024, based on which Encompass and Todd J. Kantor each reported
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that an aggregate beneficial ownership of 1,514,640 shares of Class A Common Stock, with shared voting and dispositive power with respect to 1,514,640 shares of Class A Common Stock and no sole voting or dispositive power. The mailing address of Encompass and Todd J. Kantor is 200 Park Avenue, 11th Floor, New York, NY 10166.

(4)    Bayou Holdings is owned 50% by Richard E. Agee and 50% by Mr. Brett T. Agee, and managed by them equally, Therefore, Mr. Agee may be deemed to share voting and dispositive power over the 1,843,999 shares of Class A Common Stock held by Bayou Holdings and may also be deemed to be the beneficial owner of such shares. See footnote (2) above for details.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and anyone beneficially holding 10% or more of a registered class of our equity securities to file reports with the SEC showing their holdings of, and transactions in, these securities. Based solely on a review of copies of such reports, and written representations from each reporting person that no other reports are required, we believe that during 2024, all reporting persons filed the required reports on a timely basis under Section 16(a).

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

Type of Proposal	Rule 14a-8 proposals for inclusion in 2026 proxy statement	Other proposals and nominees to be presented at the 2026 annual stockholder meeting	Universal proxy card nominees for 2026 annual stockholder meeting
Rules	SEC rules and our bylaws permit stockholders to submit proposals for inclusion in our proxy statement if the stockholder and the stockholder’s proposal meet the requirements specified in SEC Rule 14a-8.
Our bylaws require that any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement (under SEC Rule 14a-8), but is instead sought to be presented directly at next year’s annual meeting must be received at our principal executive offices no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.
SEC rules permit stockholders to solicit proxies in support of director nominees, other than our nominees, if the requirements of Rule 14a-19 are met.
Deadline for Submitting Proposal	Proposals must be received at our principal executive offices no later than Wednesday, November 26, 2025.	Proposals must be received at our principal executive offices no earlier than January 9, 2026 and no later than February 8, 2026.	A notice that sets forth the information required by Rule 14a-19 must be received at our principal executive offices no later than March 10, 2026.
Where to Send Proposal	Ranger Energy Services, Inc., c/o Legal Department, 10350 Richmond Avenue, Suite 550, Houston, Texas 77042
What to Include	Proposals must conform to and include the information required by SEC Rule 14a-8.	Proposals must include the information required by our bylaws.	Notice must include the information required by our bylaws as well as conform to and include the information required by SEC Rule 14a-19.
If the date of the 2026 annual meeting of stockholders is scheduled for a date that is more than 30 days before or more than 60 days after the anniversary date of the 2025 Annual meeting, the dates set forth above may change in accordance with the Company’s bylaws.
RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |38

AVAILABILITY OF CERTAIN DOCUMENTS
Our 2024 Annual Report on Form 10-K, including the financial statements, financial statement schedules, and exhibits, has been filed with the SEC. Complete copies of these materials are also available on our website at www.rangerenergy.com. We will mail without charge, upon written request, a copy of our 2024 Annual Report on Form 10-K including the financial statements, financial statement schedules, and exhibits. Please send a written request to Melissa Cougle, Chief Financial Officer at:
Ranger Energy Services, Inc.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042
The charters for our Audit Committee, Nominating and Governance Committee, and Compensation Committee, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are in the “Corporate Governance” section of our corporate website, which is www.rangerenergy.com, and are also available in print without charge upon written request to Melissa Cougle at the address above.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to Melissa Cougle at Ranger Energy Services, Inc., 10350 Richmond Avenue, Suite 550, Houston, Texas 77042, or by calling (866) 648-8133.
If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.
RANGER ENERGY SERVICES, INC. 2025 PROXY STATEMENT |39

ANNEX A
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is not a financial measure determined in accordance with U.S. GAAP. We define Adjusted EBITDA as net income or loss before net interest expense, income tax expense, depreciation and amortization, equity‑based compensation, loss on debt retirement, gain or loss on disposal of property and equipment, acquisition related costs, severance and reorganization costs, significant and unusual legal fees and settlements, impairment of fixed assets, and certain other non-cash and certain other items that we do not view as indicative of our ongoing performance.

We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) determined in accordance with U.S. GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies.

The following table presents reconciliations of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP.

	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	Year Ended December 31, 2024
Net income (loss)	$46.8	$(8.5)	$17.8	$(37.7)	$18.4
Interest expense, net	—	—	—	2.6	2.6
Tax expense	—	—	—	7.6	7.6
Depreciation and amortization	22.2	11.4	8.6	1.9	44.1
EBITDA	69	2.9	26.4	(25.6)	72.7
Equity based compensation	—	—	—	5.8	5.8
Gain on disposal of property and equipment	—	—	—	(2.2)	(2.2)
Severance and reorganization costs	0.9	0.6	0.2	0.1	1.8
Acquisition related costs	0.4	—	—	0.1	0.5
Legal fees and settlements	0.2	—	—	0.1	0.3
Adjusted EBITDA	$70.5	$3.5	$26.6	$(21.7)	$78.9

	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	Year Ended December 31, 2023
Net income (loss)	$44.8	$7.1	$15.5	$(42.8)	$23.8
Interest expense, net	—	—	—	3.5	3.5
Tax expense	—	—	—	7.2	7.2
Depreciation and amortization	20.1	11.3	6.9	1.6	39.9
EBITDA	64.1	18.4	22.4	(30.5)	74.4
Equity based compensation	—	—	—	4.8	4.8
Loss on retirement of debt	—	—	—	2.4	2.4
Gain on disposal of property and equipment	—	—	—	(1.8)	(1.8)
Severance and reorganization costs	—	1.7	—	0.4	2.1
Acquisition related costs	—	—	—	2.1	2.1
Impairment of fixed assets	—	—	—	0.4	0.4
Adjusted EBITDA	$64.1	$20.1	$22.4	$(22.2)	$84.4
A-1

Free Cash Flow

“Free Cash Flow” is not presented in accordance with U.S. GAAP and should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. The Company defines Free Cash Flow as net cash provided by operating activities before purchase of property and equipment.

We believe Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of Free Cash Flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire statement of cash flows.

The following table is a reconciliation of consolidated operating cash flows to Free Cash Flow for the respective periods, in millions:

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$32.7	$37.7	$84.5	$90.8
Purchase of property and equipment	(5.4)	(8.6)	(34.1)	(36.5)
Free Cash Flow	$27.3	$29.1	$50.4	$54.3

A-2

ANNEX B
Ranger Energy Services, Inc.

Amended and Restated

2017 Long Term Incentive Plan

Amended and Restated Effective as of May 9, 2025

1.Purpose. The purpose of the Ranger Energy Services, Inc. Amended and Restated 2017 Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Ranger Energy Services, Inc., a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, Performance Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)“ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, as amended or any successor accounting standard.

(c)“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock- Based Award, Cash Award, Substitute Award or Performance Award, together with any other right or interest, granted under the Plan.

(d)“Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(e)“Board” means the Board of Directors of the Company.

(f)“Cash Award” means an Award denominated in cash granted under Section 6(i).

(g)“Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:

(i)     any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; or

(ii)     there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iii)     the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a subsidiary, all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(h)“Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(j)“Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(k)“Covered Employee” means an Eligible Person who is (i) a “covered employee” within the meaning of Section 162(m) or (ii) designated by the Committee, at the time of grant of a Performance Award or at any subsequent time, as reasonably expected to be a “covered employee” with respect to the taxable year of the Company in which any applicable Award will be paid.

(l)“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(m)“Effective Date” means August 10, 2017.

(n)“Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(p)“Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(q)“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)“Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(s)“Nonstatutory Option” means an Option that is not an ISO.

(t)“Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(u)“Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).

(v)“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(w)“Performance Award” means an award granted to an Eligible Person under Section 6(k), the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) is subject to the achievement of one or more performance goals specified by the Committee.

(x)“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(y)“Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b) (3), (ii) following expiration of the Transition Period (as defined below), an “outside director” within the meaning of Section 162(m), and (iii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(z)“Restatement Effective Date” means May 9, 2025.

(aa)“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(ab)“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).

(ac)“Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(ad) “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).

(ae)“SEC” means the Securities and Exchange Commission.

(af)“Section 162(m)” means Section 162(m) of the Code and Treasury Regulation § 1.162-27, as amended from time to time, and any other guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(ag) “Section 162(m) Award” means a Performance Award granted under Section 6(k)(i) to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m).

(ah)“Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(ai)“Stock” means the Company’s Class A common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(aj) “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).

(ak) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

(al) “Substitute Award” means an Award granted under Section 6(j).

3.Administration.

(a)Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
(i)     designate Eligible Persons as Participants;

(ii)     determine the type or types of Awards to be granted to an Eligible Person;

(iii)     determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv)     determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v)     modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi)     determine the treatment of an Award upon a termination of employment or other service relationship;

(vii)     impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii)     interpret and administer the Plan and any Award Agreement;

(ix)     correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x)     make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.

(b)Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to (i) an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board, or (ii) a Section 162(m) Award, may be taken either (A) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (B) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company, so long as such Award is not a Section 162(m) Award.

(c)Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law, (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, or (iii) cause Section 162(m) Awards to fail to so qualify. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to (A) grant or modify any Awards that will, or may, be settled in Stock or (B) take any action that would cause Section 162(m) Awards to fail to so qualify, if applicable.

(d)Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.Stock Subject to Plan.

(a)Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, an aggregate of 4,850,000 shares of Stock are reserved with respect to Awards, of which 1,000,000 are newly reserved as of the Restatement Effective Date, all of which may be issuable for shares upon the exercise of ISOs.

(b)Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including (i) shares forfeited with respect to Restricted Stock, and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards) shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4(b), except that if any such shares could not again be available for Awards granted to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4, but will remain subject to the limitations in Section 5 to the extent required to preserve the status of any Award intended to be a Section 162(m) Award.

(d)Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.Eligibility; Per Person Award Limitations.

(a)Awards may be granted under the Plan only to Eligible Persons.

(b)Beginning with the calendar year in which the Transition Period expires and for each calendar year thereafter, a Covered Employee may not be granted Awards intended to be Section 162(m) Awards (i) to the extent such Award is based on a number of shares of Stock (including Awards that may be settled in either cash or shares of Stock) relating to more than 1,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, and (ii) to the extent such Award is designated to be paid only in cash and is not based on a number of shares of Stock, having a maximum value determined on the date of grant in excess of $5,000,000, in each case multiplied by the number of full or partial fiscal or calendar years, as applicable, in any performance period established with respect to an Award, if applicable, up to a maximum of five fiscal or calendar years. If an Award is cancelled, then the cancelled Award shall continue to be counted toward the applicable limitation in this paragraph to the extent required by Section 162(m).

(c)In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be granted Awards (i) relating to more than 100,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, or (ii) if greater, Awards having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $500,000, in each case multiplied by the number of full or partial calendar years in any performance period established with respect to an Award, if applicable; provided, that, for the calendar year in which a non-employee member of the Board first commences service on the Board only, the foregoing limitations shall be doubled; provided, further that, the limits set forth in this Section 5(c) shall be without regard to grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company.

6.Specific Terms of Awards.

(a)General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

(i)     Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant). Notwithstanding the foregoing, the Exercise Price of a Nonstatutory Option may be less than 100% of the Fair Market Value per share of Stock as of the date of grant of the Option if the Option (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

(ii)     Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).

(iii)     ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders.

Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(c)SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)     Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)     Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR. Notwithstanding the foregoing, the grant price of an SAR may be less than 100% of the Fair Market Value per share of Stock subject to an SAR as of the date of grant of the SAR if the SAR (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

(iii)     Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.

(iv)     Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)     Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)     Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i)     Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii)     Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(h)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(j)Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

(k)Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 6(k)(i). Performance goals may differ among Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(i)     Section 162(m) Awards. If the Committee determines in its discretion that a Performance Award granted to a Covered Employee shall be designated as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 6(k)(i); provided, however, that nothing in this Section 6(k) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Performance Awards or other Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(1)Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(2)Business Criteria for Performance Goals. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) revenues, sales or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (4) income, operating income or net income; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; exploration and abandonments; impairment of oil and gas properties; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) general and administrative expenses; (9) net asset value; (10) Fair Market Value of the Stock, share price, share price appreciation, total stockholder return or payments of dividends; (11) achievement of savings from business improvement projects and achievement of capital projects deliverables; (12) working capital or working capital changes; (13) operating profit or net operating profit; (14) internal research or development programs; (15) geographic business expansion; (16) corporate development (including licenses, innovation, research or establishment of third party collaborations); (17) performance against environmental, ethics or sustainability targets; (18) safety performance and/or incident rate; (19) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (20) satisfactory internal or external audits; (21) consummation, implementation or completion of a Change in Control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (22) regulatory approvals or other regulatory milestones; (23) legal compliance or risk reduction; (24) market share; (25) economic value added; or (26) cost reduction targets. Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Committee including the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day, or per barrel, a volume or thermal unit of gas or a barrel-of-oil equivalent), on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.

(3)Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events or occurrences during the relevant performance period, which may mean excluding the impact of one or more events or occurrences, as specified by the Committee, for such performance period so long such events are objectively determinable. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Section 162(m) Award to fail to qualify as “performance-based compensation” under Section 162(m).

(4)Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m), the Committee shall establish (i) the Eligible Persons who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or Stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected by the Committee from the list set forth in Section 6(k)(i)(B) and, if desired, the effect of any events set forth in Section 6(k)(i)(C).

(5)Performance Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of one or more performance goals with respect to business criteria selected from the list set forth in Section 6(k)(i)(B) during the given performance period, as specified by the Committee in accordance with Section 6(k)(i)(D). The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the business criteria. If a pool is established, the Committee shall also establish the maximum amount payable to each Covered Employee from the pool for each performance period.

(6)Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under Section 162(m), after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each business criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount.

(7)Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (1) the establishment of performance goals and performance period with respect to the selected business criteria, (2) the establishment of the objective formula used to calculate the amount of cash or Stock payable, if any, based on the level of achievement of such performance goals, and (3) the certification of the level of performance achieved during the performance period with regard to each business criteria selected, shall each be made in writing.

(8)Options and SARs. Notwithstanding the foregoing provisions of this Section 6(k)(i), Options and SARs with an Exercise Price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of one or more pre-established performance goal or goals with respect to business criteria set forth in Section 6(k)(i)(B).

(ii)     Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with Section 162(m), in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of the Plan as in effect on the date of adoption of any Award Agreement relating to a Section 162(m) Award does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. Notwithstanding anything to the contrary in Section 6(k)(i) or elsewhere in the Plan, the Company intends to rely on the transition relief set forth in Treasury Regulation § 1.162-27(f), which may be relied upon until the earliest to occur of (i) the material modification of the Plan within the meaning of Treasury Regulation § 1.162-27(h)(1)(iii); (ii) the delivery of the total number of shares of Stock set forth in Section 4(a); or (iii) the first meeting of stockholders of the Company at which directors are to be elected that occurs after December 31, 2020 (the “Transition Period”), and during the Transition Period, Awards granted to Covered Employees under the Plan shall only be required to comply with the transition relief described in Treasury Regulation § 1.162-27(f).

7.Certain Provisions Applicable to Awards.

(a)Limit on Transfer of Awards.

(i)     Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)     Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)     To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iv)     An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c)Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)     If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations.

(ii)     If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d)Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:
(i)     accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii)     redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;

(iii)     cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or

(iv)     make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);

provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9.General Provisions.

(a)Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b)Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Houston, Texas.

(d)Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act), Section 162(m) (with respect to any Section 162(m) Award) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 or Section 162(m) (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3 or Section 162(m)) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(e)Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not constitute “performance-based compensation” under Section 162(m). Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.

(g)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(h)Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(i)Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(k)Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(m)Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(n)Plan Effective Date and Term. The Plan was initially adopted by the Board to be effective on the Effective Date, and it was amended and restated effective as of the Restatement Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Restatement Effective Date, which is May 9, 2035. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10.Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

P.O. BOX 8016, CARY, NC 27512-9903

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Ranger Energy Services, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 12, 2025

Friday, May 9, 2025 10:00 AM, Central Daylight Time

Annual Meeting to be held live via the Internet.
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YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY 10:00 AM CENTRAL DAYLIGHT TIME, MAY 9, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Stuart N. Bodden and Melissa Cougle (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of the Class A common stock of Ranger Energy Services, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

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Ranger Energy Services, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect Class I Directors to hold office until the 2028 Annual Meeting.				
		FOR	WITHHOLD		
	1.01 Michael C. Kearney	☐	☐		FOR
	1.02 Krishna Shivram	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for 2025.	☐	☐	☐	FOR
3.	To provide non-binding approval of our executive compensation for 2024.	☐	☐	☐	FOR
4.	To approve an amendment and restatement of the Ranger Energy Services, Inc. 2017 Long-Term Incentive Plan.	☐	☐	☐	FOR

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